Exhibit 10.7

STANDARD PRODUCTION, MARKETING

AND LICENSE AGREEMENT

FOR

CHINA WORLDSPACE PC CARD

AND

CHINA WORLDSPACE RECEIVER

This Standard Production, Marketing and License Agreement for China WorldSpace PC Card and China WorldSpace Receiver (this “Agreement”) is made by and between:

WorldSpace International Network Inc., a corporation organized under the laws of the British Virgin Islands, having its principal office at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands (“WORLDSPACE”); and

Xi’an Tongshi Technology Limited, a corporation organized under the laws of the People’s Republic of China, having its principal office at No.89 XingQing Road, Xi’an, Shanxi Province, P. R. China, (“TONGSHI”) (each, a “Party” and collectively, the “Parties”).

WHEREAS, WORLDSPACE is a digital broadcaster of audio and multimedia programs directly from satellites and the decoding of the WORLDSPACE satellite digital signals requires specially designed satellite receivers and specially designed PC cards, which function as satellite receivers when used in conjunction with antennas, both of which are referred to by WORLDSPACE using its trademark “WORLDSPACE” (“WORLDSPACE Receivers” and “WORLDSPACE PC Cards”) and both of which incorporate specially designed chipsets that WORLDSPACE refers to using its trademark “STARMAN” (“STARMAN Chipsets”); and

WHEREAS, TONGSHI is a TongShi and seller of PC cards and certain consumer electronics products; and

WHEREAS, WORLDSPACE has selected TONGSHI to produce, market and sell its China WORLDSPACE PC Cards and China WORLDSPACE Receivers pursuant to a license under certain intellectual property rights owned by WORLDSPACE and pursuant to a sublicense under certain intellectual property rights owned by Fraunhofer Gesellschaft zur Förderung der Angewandten Forschung e.V. (“FhG”) and granted to WORLDSPACE either directly or pursuant to an agreement between Thomson Consumer Electronics Sales GmbH (“TCE”) and WORLDSPACE; and

WHEREAS, TONGSHI is interested in producing, marketing and selling China WORLDSPACE PC Cards and China WORLDSPACE Receivers and desires to obtain, and WORLDSPACE is willing to grant, a non-exclusive license and sublicense that will allow TONGSHI to manufacture consumer grade PC cards and satellite receivers utilizing WORLDSPACE’s intellectual property and to market the same under TONGSHI’s brand names and WORLDSPACE’s trademarks and logo.

NOW, THEREFORE, the Parties have agreed as follows:

1. DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings.

1.1 “WORLDSPACE System” means a satellite-based digital audio, visual imaging and/or data broadcasting system using time division multiplex (“TDM”) downlink and PSK modulation, comprising 3 satellites with 3 beams per satellite, 2 TDM carriers with opposite circular polarization per beam, 96 primary rate channels with 16 Kbps per carrier, equivalent to a maximum of 1728 broadcast channels, which uses ISO MPEG 1/2 Audio Layer 3 (IS 11172-3, IS 13818-3) and MPEG 2.5 Layer 3 as the source coding scheme and as specified in the WORLDSPACE Format.

1.2 “WORLDSPACE Format” means the TDM bitstream structure as defined in WORLDSPACE DAVB Digital Format Requirements document WST-PMO-DDS-002-000000 Edition 08 Revision B dated March 26, 1998.

1.3 “China WORLDSPACE Receiver” means a satellite receiver designed to contain a STARMAN Chipset and designed to receive certain broadcasts from AsiaStar in accordance with the WORLDSPACE Format and which meets or exceeds the Technical Specifications attached as Appendix 2 and which functions in accordance with the Chinese Broadcast Format attached as Appendix 9.

1.4 “International WORLDSPACE Receiver” means a satellite receiver designed to contain a STARMAN Chipset and designed to receive all broadcasts from AfriStar, AsiaStar and/or AmeriStar in accordance with the WORLDSPACE Format and which meets or exceeds the Technical Specifications attached as Appendix 2.

1.5 “China WORLDSPACE PC Card” means a card designed to contain a STARMAN Chipset and designed for use with a personal computer, which, when used in conjunction with an antenna, functions as a China WORLDSPACE Receiver.

1.6 “International WORLDSPACE PC Card” means a card designed to contain a STARMAN Chipset and designed for use with a personal computer, which, when used in conjunction with an antenna, functions as an International WORLDSPACE Receiver.

1.7 “STARMAN Chipset” means a chipset, manufactured under license from WORLDSPACE and having the characteristics set forth in Appendix 3, that can process data according to the WORLDSPACE Format. A list of TongShis qualified and licensed to manufacture STARMAN Chipsets as of the effective date of this Agreement is set forth in Appendix 4, as periodically updated.

1.8 “FhG Patent Rights” means the patents and patent applications anywhere in the world, and all continuations, continuations-in-part, divisions, reissues, reexaminations, substitutions, additions and extensions thereof, and all supplementary protection certificates, relating to ISO MPEG 1/2 Audio Layer 3 and MPEG 2.5 Layer 3 technology used in the WORLDSPACE Format that FhG owns or will own during the Term. FhG Patent Rights as of the effective date of this Agreement are set forth in Appendix 5, as periodically updated.

1.9 “WORLDSPACE Patent Rights” means the patents and patent applications anywhere in the world, and all continuations, continuations-in-part, divisions, reissues, reexaminations, substitutions, additions and extensions thereof, and all supplementary protection certificates, relating to the WORLDSPACE System and to the International WORLDSPACE Receiver, the China WORLDSPACE Receiver, the International WORLDSPACE PC Card and the China WORLDSPACE PC Card technology that WORLDSPACE owns or will own during the Term. WORLDSPACE Patent Rights as of the effective date of this Agreement are set forth in Appendix 6, as periodically updated.

1.10 “WORLDSPACE Information” means all information and knowledge relating to the WORLDSPACE System, the WORLDSPACE Format, the International WORLDSPACE Receiver, the China WORLDSPACE Receiver, the International WORLDSPACE PC Card, the China WORLDSPACE PC Card, the International WORLDSPACE PC Card and the China WORLDSPACE PC Card the STARMAN Chipset, the WORLDSPACE Patent Rights and the FhG Patent Rights that is not generally known, including, and whether or not patentable, all trade secrets, know-how, data, designs, specifications, material lists, drawings, algorithms, formulas, patterns, compilations, programs, samples, devices, protocols, methods, techniques, processes, procedures and results of experimentation and testing, including the information contained in the documents set forth in Appendix 10.

1.11 “Development Patent Rights” means the patents and patent applications anywhere in the world, and all continuations, continuations-in-part, divisions, reissues, reexaminations, substitutions, additions and extensions thereof, and all supplementary protection certificates, relating to the design and development by TONGSHI of the China WORLDSPACE PC Card and the China WORLDSPACE Receiver under Article 2.1.1, excluding FhG Patent Rights, WORLDSPACE Patent Rights, and any patents, patent applications or similar rights possessed or obtained by TONGSHI prior to the execution of this Agreement.

1.12 “Development Information” means all information and knowledge relating to the design and development by TONGSHI of the China WORLDSPACE PC Card and the China WORLDSPACE Receiver under Article 2.1.1 that is not generally known, including, and whether or not patentable, all trade secrets, know-how, data, designs, specifications, material lists, drawings, algorithms, formulas, patterns, compilations, programs, samples, devices, protocols, methods, techniques, processes, procedures and results of experimentation and testing, excluding the WORLDSPACE Information and any similar information and knowledge possessed or obtained by TONGSHI prior to the execution of this Agreement.

1.13 “WORLDSPACE Marks” means WORLDSPACE’s logo and trademarks as shown in Appendix 7.

2

1.14 “AfriStar” means the WORLDSPACE satellite launched on October 28, 1998 that provides service to the geographic regions within the WORLDSPACE Service Area where reception of the signal from AfriStar may be achieved using an International WORLDSPACE Receiver. A contour map indicating generally the geographic reach of the AfriStar broadcast beams is attached to Appendix 1.

1.15 “AsiaStar” means the WORLDSPACE satellite launched on March 21, 2000 that provides service to the geographic regions within the WORLDSPACE Service Area where reception of the signal from AsiaStar may be achieved using an International WORLDSPACE Receiver. A contour map indicating generally the geographic reach of the AsiaStar broadcast beams is attached to Appendix 1.

1.16 “AmeriStar” means the WORLDSPACE satellite currently scheduled for launch in 2001 that will provide service to the geographic regions within the WORLDSPACE Service Area where reception of the signal from AmeriStar may be achieved using an International WORLDSPACE Receiver. A contour map indicating generally the geographic reach of the AmeriStar broadcast beams is attached to Appendix 1.

1.17 “WORLDSPACE Service Area” means the geographic regions where reception of the signal from AfriStar, AsiaStar and/or AmeriStar may be achieved using an International WORLDSPACE Receiver.

1.18 “Affiliate” means a corporation, partnership or other entity controlled by, controlling or under common ownership or control with a Party.

1.19 “Term” means the term of this Agreement as set forth in Article 8.1.

2. CHINA WORLDSPACE PC CARD AND CHINA WORLDSPACE RECEIVER PRODUCTION

2.1 Production of China WORLDSPACE PC Cards and China WORLDSPACE Receivers.

2.1.1 Mass Production. TONGSHI shall mass-produce China WORLDSPACE PC Cards and China WORLDSPACE Receivers in quantities sufficient to meet consumer demand. TONGSHI shall use its best efforts to produce China WORLDSPACE PC Cards and China WORLDSPACE Receivers that are of high quality and fulfill the customers’ needs. TONGSHI shall use its best efforts to mass-produce China WORLDSPACE Receivers at an ex factory price for the WORLDSPACE functionality not to exceed Fifty U.S. Dollars (US$50). Except as otherwise provided herein, TONGSHI shall supply all personnel, materials, facilities and other resources necessary to produce China WORLDSPACE PC Cards and China WORLDSPACE Receivers.

2.1.2 Subcontracts. TONGSHI and its Affiliates may subcontract the performance of all or part of the production of China WORLDSPACE PC Cards and China WORLDSPACE Receivers. Any failure by a subcontractor to meet its obligations shall not relieve TONGSHI of any of its obligations hereunder.

2.1.3 Access to Production. WORLDSPACE shall have reasonable access to the facilities of TONGSHI used for the production of China WORLDSPACE PC Cards and China WORLDSPACE Receivers. TONGSHI shall, at WORLDSPACE’s request, deliver by confidential means to WORLDSPACE copies of designs and data generated in the course of producing China WORLDSPACE PC Cards and China WORLDSPACE Receivers. The Parties will schedule meetings from time to time to review the progress of the production.

2.2 Transfer of WORLDSPACE Information and Technical Assistance.

2.2.1 WORLDSPACE Information Transfer. Upon receipt by WORLDSPACE of the license fee paid by TONGSHI pursuant to Article 4.1.3 hereinafter, WORLDSPACE shall furnish TONGSHI, at TONGSHI’s request, with such WORLDSPACE Information as is reasonably necessary for the production and marketing of China WORLDSPACE PC Cards and China WORLDSPACE Receivers by TONGSHI.

2.2.2 Technical Assistance. WORLDSPACE shall provide TONGSHI with such technical assistance as TONGSHI may reasonably request regarding the development and production of China WORLDSPACE PC Cards and China WORLDSPACE Receivers, including the dispatch of engineers and other support staff. TONGSHI shall pay WORLDSPACE for all such technical assistance and for any design

3

and engineering services at standard commercial rates and shall pay WORLDSPACE for all of its out of pocket costs associated with providing such technical assistance. All technical assistance will be conducted at such times and at such locations as may be mutually convenient to WORLDSPACE and TONGSHI.

2.3 Approval of China WORLDSPACE PC Cards and China WORLDSPACE Receivers.

2.3.1 Type Approval. Prior to commencing commercial mass production of any China WORLDSPACE PC Cards and China WORLDSPACE Receivers, TONGSHI will submit to WORLDSPACE for its inspection: (i) a prototype of each PC card or receiver that TONGSHI proposes to manufacture, so that WORLDSPACE may confirm that such prototype PC card or receiver performs in accordance with the WORLDSPACE Format and the Technical Specifications; and (ii) the preliminary design specifications for such PC cards or receivers, including all circuit diagrams, blueprints (or equivalents thereof), component specifications (if WORLDSPACE requests) and overall specifications of such prototype PC card or receiver. If such prototype PC card or receiver successfully passes WORLDSPACE’s test, it will be deemed an approved “China WORLDSPACE PC Card” or “China WORLDSPACE Receiver,” as the case may be, under this Agreement. After a PC card or receiver has been qualified as a China WORLDSPACE PC Card or China WORLDSPACE Receiver, as the case may be, no changes may be made to the China WORLDSPACE PC Card or China WORLDSPACE Receiver except for those which are cosmetic in nature or which do not materially affect the function or quality of the China WORLDSPACE PC Card or China WORLDSPACE Receiver unless the PC card or receiver is resubmitted to WORLDSPACE for testing and WORLDSPACE confirms that this modified PC card or receiver continues to qualify as a China WORLDSPACE PC Card or China WORLDSPACE Receiver. All testing will be performed at WORLDSPACE’s then current testing rates. As of the Effective date of this Agreement, WORLDSPACE’s standard rates are as set forth in Appendix 8, but WORLDSPACE reserves the right to make reasonable changes to its rates with prior notification to TONGSHI. The testing fees for the first prototype PC card and the first prototype receiver to be tested are included in the license fee paid by TONGSHI to WORLDSPACE pursuant to Article 4.1.3 hereinafter.

2.3.2 Requests for Testing. All requests for testing will be accompanied by payment in full of WORLDSPACE’s testing fee, a prototype of the applicable PC card or receiver and all test data and schematics pertaining thereto. WORLDSPACE will endeavor in good faith to test, or have its authorized agent test, all prototype PC cards or receivers submitted for testing within thirty (30) days from the date WORLDSPACE or such authorized agent has received such prototype and all test data and schematics pertaining thereto. Delays in testing will not entitle TONGSHI to cancel a testing order or to claim damages, provided that WORLDSPACE immediately notifies TONGSHI of such delays and presents a plan to complete such testing as soon as possible.

3. PC CARD AND RECEIVER MARKETING

3.1 Marketing the China WORLDSPACE PC Cards and China WORLDSPACE Receivers.

3.1.1 Marketing. TONGSHI agrees to use its best efforts to market and sell China WORLDSPACE PC Cards and China WORLDSPACE Receivers only within China in quantities sufficient to meet the consumer demand for China WORLDSPACE PC Cards and China WORLDSPACE Receivers produced by TONGSHI.

3.1.2 Marketing Strategy. TONGSHI shall market, advertise and promote the China WORLDSPACE PC Cards and China WORLDSPACE Receivers and the WORLDSPACE Marks throughout China in order to effectively create consumer demand for its China WORLDSPACE PC Cards and China WORLDSPACE Receivers.

4. INTELLECTUAL PROPERTY LICENSES

4.1 WORLDSPACE Information License, FhG Patent Rights Sublicense, WORLDSPACE Patent Rights License, Development Rights and WORLDSPACE Marks License.

4

4.1.1 License and Sublicense Grant. WORLDSPACE hereby grants to TONGSHI and its Affiliates a non-exclusive, non-transferable, revocable, indivisible license under the WORLDSPACE Information, the WORLDSPACE Patent Rights and the WORLDSPACE Marks and a non-exclusive, non-transferable, revocable, indivisible sublicense under the FhG Patent Rights, to produce, market and sell, and/or have produced, marketed and sold, China WORLDSPACE PC Cards and China WORLDSPACE Receivers. TONGSHI shall have no right to sublicense to any third party without WORLDSPACE’s prior written approval.

4.1.2 Licensed and Sublicensed Territory. Pursuant to Article 4.1.1, TONGSHI and its Affiliates may produce, and/or have produced, China WORLDSPACE PC Cards and China WORLDSPACE Receivers anywhere in the world for sale only in China; provided that TONGSHI will not use or authorize any public use, direct or indirect, of the WORLDSPACE Marks outside the WORLDSPACE Service Area and will not knowingly sell any products covered by this Agreement to persons who intend or are likely to resell them outside the WORLDSPACE Service Area. TONGSHI shall not sell any International WORLDSPACE PC Card or any International WORLDSPACE Receiver within China at any time.

4.1.3 Testing Fee and License Fee. TONGSHI shall pay to WORLDSPACE within ten (10) business days of executing this Agreement a testing fee for China WorldSpace PC Card and China WorldSpace receiver of Twenty Thousand U.S. Dollars (U.S.$20,000.00) net of any applicable withholding taxes and bank charges. In consideration of the licenses and sublicense granted by WORLDSPACE under Article 4.1.1, TONGSHI shall pay license fee to WORLDSPACE according to the Cooperation Agreement between both Parties.

4.1.4 Development Rights. WORLDSPACE and TONGSHI will share equally in the ownership and the benefits of all Development Information and Development Patent Rights. To that end, all right, title and interest in and to such Development Information and Development Patent Rights will be obtained in the names of and on behalf of both WORLDSPACE and TONGSHI. Each Party will have the right to use Development Information and Development Patent Rights for its own benefit; however, any license of such Development Information and Development Patent Rights to third parties will be subject to the prior written approval of the other Party, which approval will not be unreasonably withheld. Any such license to a third party will be granted on the basis of reasonable compensation therefor and pursuant to other reasonable terms and conditions; provided, however, that the Parties may agree to impose restrictions or prohibitions regarding the granting of such rights to specific third parties. Any royalties, revenue or other consideration received as compensation from such third party will be shared equally by WORLDSPACE and TONGSHI. If either Party sells or otherwise disposes of products or services that use or incorporate the Development Information and Development Patent Rights, then such Party will compensate the other Party in an amount to be mutually agreed upon. The Parties will cooperate in and equally share the costs of securing, maintaining and enforcing the Development Patent Rights.

4.2 Use of the WORLDSPACE Marks.

4.2.1 Proper Use. TONGSHI will mark all China WORLDSPACE PC Cards and all China WORLDSPACE Receivers with the WORLDSPACE Marks and will use the WORLDSPACE Marks in all packaging, instruction manuals, catalogs and printed advertising concerning the China WORLDSPACE PC Cards and China WORLDSPACE Receivers. The WORLDSPACE Marks will be affixed to the China WORLDSPACE PC Cards and China WORLDSPACE Receivers, and will be used in any packaging, instruction manuals, catalogs, advertising and promotional material, and may be used in such other media as the Parties agree upon, in such a manner as to allow a person with normal vision to recognize the WORLDSPACE Marks, and as a general guideline will be at least as prominent in location and size as any other logo or mark of similarly licensed technology in similar products or similar advertising. TONGSHI will cause notice of WORLDSPACE’s ownership of the WORLDSPACE Marks to be used on each China WORLDSPACE PC Card and on each China WORLDSPACE Receiver and used in any instruction manuals, catalogs, advertising and promotional material, and such other media as the Parties agree upon, and as a general guideline such use will be in such a manner and at least as frequently as TONGSHI uses said proprietary notice or equivalent with respect to any other logo or mark of similarly licensed technology in similar products or similar advertising. The following notice (or such other notice as WORLDSPACE may hereafter reasonably require) is an example of an appropriate notice:

WORLDSPACE is a trademark of WorldSpace Corporation.

4.2.2 Benefit of Use. TONGSHI’s use of the WORLDSPACE Marks will inure to the benefit of WORLDSPACE and TONGSHI will not at any time acquire any rights in such WORLDSPACE Marks or any trademarks or trade dress similar thereto by virtue of any use it may make of any such WORLDSPACE Marks.

5

4.2.3 Good Will. All of the good will now or to be associated with the WORLDSPACE Marks belongs exclusively to WORLDSPACE and all good will associated with the WORLDSPACE Marks pursuant to TONGSHI’s use thereof will inure exclusively to WORLDSPACE’s benefit.

4.2.4 Non-Use of Similar Trademarks. Neither TONGSHI nor any of its Affiliates or related companies, agents, employees or business associates shall have any right to the WORLDSPACE name (whether or not in combination with any WORLDSPACE logo) and any translations, adaptations, modifications, similar names or transliterations of the WORLDSPACE name into any language (the “WORLDSPACE Name”), and including without limitation any trade names using the WORLDSPACE Name, as well as any domain names, internet addresses, applications for trademarks in other classifications, etc., in any Chinese language (including minority languages), in any form of alphabet or ideographic writing system, in any jurisdiction in the world, except as may be explicitly agreed in writing by a responsible official of WORLDSPACE.

4.2.5 Quality of China WORLDSPACE PC Cards and China WORLDSPACE Receivers.

4.2.5.1 Quality Control. TONGSHI agrees that the overall quality of the China WORLDSPACE PC Cards and China WORLDSPACE Receivers is essential to TONGSHI’s performance hereunder. WORLDSPACE will have the right to exercise reasonable quality control procedures and to approve the quality of the China WORLDSPACE PC Cards and China WORLDSPACE Receivers that TONGSHI markets under the WORLDSPACE Marks to ensure the protection of the WORLDSPACE Marks and the good will pertaining thereto. Such quality approvals will be based on WORLDSPACE’s confirmation that the China WORLDSPACE PC Cards and China WORLDSPACE Receivers produced by TONGSHI are in conformity with the WORLDSPACE Format and Technical Specifications and with the appearance and design specifications determined under this Article.

4.2.5.2 Design Review. TONGSHI agrees prior to finalization of the overall design for each China WORLDSPACE PC Card and each China WORLDSPACE Receiver model that it shall furnish to WORLDSPACE, free of cost, for WORLDSPACE’s prior written approval and comment as to quality and appearance for purposes of Article 4.2.5.1, with the following: (i) TONGSHI’s testing procedures to be undertaken for the China WORLDSPACE PC Card or China WORLDSPACE Receiver and all applicable performance standards and quality review procedures to be applied and (ii) sketches, drawings, mock-ups, photographs, or equivalents thereof of the exterior of the China WORLDSPACE PC Card or China WORLDSPACE Receiver showing detail including but not limited to the placement of all WORLDSPACE Marks and other trademarks, text, notices, symbols, designs and markings.

4.2.5.3 Evaluation Sample Review. Prior to production, TONGSHI will furnish WORLDSPACE, free of cost, for its comment as to quality and appearance for purposes of Article 4.2.5.1, an evaluation sample of the final production prototype of each China WORLDSPACE PC Card and each China WORLDSPACE Receiver model and the final performance and test results with respect thereto, and no China WORLDSPACE PC Card or China WORLDSPACE Receiver will be sold by TONGSHI without WORLDSPACE’s prior written approval.

4.2.5.4 Review of Materials. Prior to TONGSHI’s distribution, shipment or publication, whichever is applicable, of any packaging, instruction manuals, catalogs or printed advertising that TONGSHI intends to use in connection with the China WORLDSPACE PC Cards or China WORLDSPACE Receivers or the WORLDSPACE Marks, the Parties will meet to establish mutually acceptable guidelines for proper use of the WORLDSPACE Marks on such materials. Such guidelines will include the right of WORLDSPACE to receive from TONGSHI, upon reasonable request and free of cost, samples of such materials for examination and comment as to quality and appearance.

4.2.5.5 Initial Production Samples. After drawings, plans, diagrams, sketches, components, methods of testing or assembly, specifications and samples have been approved pursuant to Articles 4.2.5.1 and 4.2.5.2 of this Agreement, TONGSHI will not depart therefrom in any material respect without WORLDSPACE’s prior written consent. TONGSHI will also furnish to WORLDSPACE, free of cost, two (2) samples of each China WORLDSPACE PC Card and of each China WORLDSPACE Receiver from the initial production run.

4.2.5.6 Representative Production Samples. After TONGSHI has commenced shipment, distribution or sale of the China WORLDSPACE PC Cards and China WORLDSPACE Receivers, upon

6

WORLDSPACE’s written request, TONGSHI will provide annually to WORLDSPACE, free of cost, one (1) additional representative random production sample of each China WORLDSPACE PC Card and of each China WORLDSPACE Receiver then available and being offered for sale or distribution by TONGSHI, together with all packaging material and literature used in connection therewith.

4.2.5.7 No Use Upon Termination. Upon the termination or expiration of this Agreement for any reason, TONGSHI will discontinue, except as otherwise provided in Article 9 below, the use of the WORLDSPACE Marks, and will not use or register any mark or logo confusingly similar to the WORLDSPACE Marks.

5. CONFIDENTIALITY AND NONDISCLOSURE

OF PROPRIETARY INFORMATION

5.1 Non-Disclosure and Non-Use. During the performance of this Agreement, one Party (“the Disclosing Party”) may exchange information which may be of a proprietary or confidential nature to the other Party (“the Receiving Party”), such as information concerning inventions, techniques, processes, devices, discoveries and improvements, or regarding administrative, marketing, financial or manufacturing activities, and in the case of WORLDSPACE, such as WORLDSPACE Information (collectively, “Information”). All such Information, in any form, including without limitation, oral, written graphic, demonstrative, machine recognizable or sample form, will be considered proprietary and confidential Information of the Disclosing Party, will be retained in confidence and will not be disclosed or caused or permitted to be disclosed directly or indirectly to any third party without the prior written approval of the Disclosing Party, and will not be used by the Receiving Party for any reason other than the performance of its duties under this Agreement. The Receiving Party further agrees that any material or data generated by the Receiving Party, based in whole or in part on Information disclosed by the Disclosing Party, will also be retained in confidence. TONGSHI agrees to undertake such actions before administrative agencies or courts which are or may be necessary to assure the fullest protection of the confidentiality of the Information, to enforce this Article, or to enforce any agreement relating to confidentiality between TONGSHI and any other person required by this Article. The confidentiality obligations of this Article 5 shall survive the termination of this Agreement (including any extension of this Agreement) for any reason.

5.2 Exceptions. The obligation of the Receiving Party to retain Information in confidence will not apply to:

(i) Information which is now in or hereafter enters the public domain beyond the control of the Receiving Party and without its violation of this Agreement;

(ii) Information rightfully known to the Receiving Party prior to the time of disclosure by the Disclosing Party, or independently developed by the Receiving Party personnel without access to Information disclosed by the Disclosing Party;

(iii) Information disclosed in good faith to the Receiving Party by a third party legally entitled to disclose the same; or

(iv) Information which the Receiving Party discloses under operation of law, rule or legal process;

provided, however, that the burden will be on the Receiving Party to prove the applicability of one or more of the foregoing exceptions by documentary evidence should the Disclosing Party question the applicability of such exceptions; as to exception (iv), the Receiving Party will provide the Disclosing Party with prompt written notice of any request or legal proceeding through which the Receiving Party may be required to disclose such Information under operation of law, rule or legal process.

5.3 Labeling of Information. Information in tangible form is now and will at all times be labeled by the Disclosing Party as “Confidential” or “Proprietary.” If Information is disclosed orally or by demonstration, it must be specifically designated by the Disclosing Party as confidential information at the time of such initial disclosure and contained in an itemized written listing to be sent to the Receiving Party by the Disclosing Party within thirty (30) days following such initial disclosure. If information is generally understood to be confidential in accordance with customary practices, the failure to designate such information in writing as confidential following such disclosure shall not defeat its being considered as confidential.

7

5.4 Disclosure on Need to Know Basis. The Receiving Party agrees to transmit the Information, and/or material or data generated by the Receiving Party based in whole or in part on such Information, only to those directors, officers, employees, agents or other representatives who need access to the Information and/or material or data generated by the Receiving Party based in whole or in part on such Information, for the purpose of performing their duties pursuant to this Agreement, and who are informed by the Receiving Party of the confidential nature of the Information and/or material or data generated by the Receiving Party based in whole or in part on such Information, and who agree to be bound by the terms of this Agreement. The Receiving Party further agrees to be responsible for any breach of this Agreement by the Receiving Party or any director, officer, employee or other representative of the Receiving Party.

5.5 Property of Disclosing Party. The Receiving Party agrees that all Information disclosed to the Receiving Party hereunder will be and remains the property of the Disclosing Party. Any tangible form of Information including, but not limited to, documents, papers, computer diskettes and electronically transmitted Information will be destroyed by the Receiving Party or returned, together with all copies thereof, to the Disclosing Party promptly upon the Disclosing Party’s request. If such tangible form of Information is destroyed, a certification of such destruction executed by a duly authorized officer of the Receiving Party will be delivered to the Disclosing Party.

5.6 Non-Competition. The Receiving Party agrees not to use the Information provided by the Disclosing Party to engage, represent in any way or be connected with, as officer, director, partner, employee, sales representative, proprietor, stockholder or otherwise of any business or activity that would compete with the business of the Disclosing Party.

5.7 Survival Upon Termination. The Receiving Party’s obligations under this Agreement will survive the termination of its business relationship, if any, with the Disclosing Party regardless of the manner of such termination, and will be binding upon its successors and assigns. The obligation of the Receiving Party under this Agreement will terminate three (3) years from the date of termination of this Agreement unless such obligation is sooner terminated by written notice given by the Disclosing Party to the Receiving Party.

5.8 Remedies for Breach. The Receiving Party acknowledges that the Information provided and all documentation relating thereto are commercially valuable, and reflect the effort of skilled development experts and the investment of considerable time and money. The Receiving Party accordingly agrees to protect the confidence of the Information and prevent its unauthorized dissemination and use, using the same degree of care that the Receiving Party uses to protect its own like information. The Receiving Party agrees that money damages would not be sufficient remedy for any breach of this Agreement by the Receiving Party or any director, officer, employee, agent or other representative of the Receiving Party, and that in addition to any other rights or remedies which it may have, the Disclosing Party will be entitled to equitable relief, in personam relief or similar relief as may be available in non-common law countries, and administrative relief from the appropriate division of the State Administration for Industry of Commerce, State Intellectual Property Office or other appropriate organization, as a remedy for such breach.

5.9 Copies. Either Party will be entitled to make copies of any documents containing Information under the terms and conditions set forth in this Article 5.

5.10 Confidentiality of Agreement. Neither Party will disclose the contents of this Agreement without the prior written consent of the other Party.

6. REPRESENTATIONS AND WARRANTIES

6.1 Authority. Each Party represents and warrants that it has the necessary corporate authority, and has taken the necessary steps, to enter into and fulfill its obligations under this Agreement.

6.2 WORLDSPACE Rights. WORLDSPACE represents and warrants that it owns and will own all right, title and interest in and to WORLDSPACE Information, WORLDSPACE Patent Rights and WORLDSPACE Marks, and has a license to the FhG Patent Rights; it has the right to grant the rights granted under this Agreement; the granting of such rights does not require the consent of any third party; and there are and will be no agreements inconsistent with the provisions of this Agreement.

6.3 Nonreliance. TONGSHI will not rely solely upon technical information provided by WORLDSPACE, but will independently test, analyze and evaluate China WORLDSPACE PC Cards and China WORLDSPACE Receivers before manufacturing and marketing them.

8

6.4 Limitations.

6.4.1 Except as expressly provided for herein, WORLDSPACE makes no representations, extends no warranties or indemnifications of any kind, expressed or implied, nor assumes any responsibilities whatsoever with respect to the manufacture, use, sale or other disposition by TONGSHI of products incorporating or made by the use of intellectual property licensed under this Agreement.

6.4.2 This is an agreement between merchants only and for the benefit of merchants only.

7. INDEMNIFICATION

TONGSHI will defend, indemnify and hold harmless WORLDSPACE, TCE and/or FhG from and against any and all suits, actions, claims, judgments, debts, obligations or rights of action of any nature or description arising from product liability laws with respect to China WORLDSPACE PC Cards and China WORLDSPACE Receivers produced by TONGSHI, and all reasonable costs, including attorneys’ fees, incurred by WORLDSPACE with respect thereto. This indemnity provision will impose no obligation upon TONGSHI to the extent that the risk indemnified against hereunder arises solely from the negligent acts or omissions of WORLDSPACE or is otherwise attributable to WORLDSPACE under product liability laws, in which event WORLDSPACE will defend, indemnify and hold harmless TONGSHI from and against any and all suits, actions, claims, judgments, debts, obligations or rights of action of any nature or description arising from product liability laws with respect to China WORLDSPACE PC Cards and China WORLDSPACE Receivers produced by TONGSHI, and all reasonable costs incurred by TONGSHI with respect thereto.

8. TERM AND TERMINATION

8.1 Term. This Agreement will be effective as of the Effective date of this Agreement and, unless terminated sooner pursuant to this Article 9, will continue in effect for an initial term of five (5) years, and will automatically be renewed for successive one-year terms unless ninety (90) days’ prior written notice is given by either Party to the other Party; provided, however, that in any event this Agreement will terminate earlier upon the date that the last of the AfriStar, AsiaStar or AmeriStar satellites ceases commercial operations (the “Term”).

8.2 Termination for Cause. If a Party substantially fails to comply with any of its obligations under this Agreement, and does not remedy the failure of performance within sixty (60) days after it has been notified thereof, the other Party may terminate this Agreement at the end of such period, without prejudice to any damages or additional remedies that may be available at law or in equity.

8.3 Bankruptcy. Should either Party become bankrupt or be subjected to bankruptcy or winding up proceedings, the other Party may terminate this Agreement immediately by notifying the other.

8.4 Revocation or Nullity Action. If TONGSHI files any action against any of the FhG Patent Rights or against any of the WORLDSPACE Patent Rights, or any action challenging the validity of the WORLDSPACE Information, or otherwise disputes the validity of any of the foregoing, including the filing of a revocation or nullity action, WORLDSPACE may terminate this Agreement.

8.5 Termination of Sublicense. The sublicense granted hereunder will expire upon termination of the Patent License Agreement between TCE and WORLDSPACE. In such case, WORLDSPACE will immediately notify TONGSHI, and WORLDSPACE will use its best efforts to negotiate a sublicense agreement for TONGSHI.

8.6 Assignment. Either Party may terminate this Agreement if the other attempts to assign it in violation of Article 10.

8.7 Force Majeure. Either Party may terminate this Agreement for Force Majeure in accordance with Article 12.7.

9. POST-TERMINATION

9.1 Cessation of Use. Following any expiration or termination of this Agreement, TONGSHI will (i)

9

stop using the WORLDSPACE Marks, (ii) stop using any of the WORLDSPACE Information, and (iii) immediately provide WORLDSPACE with all documents (including copies) in TONGSHI’s possession containing any WORLDSPACE Information; provided that TONGSHI may continue to exercise its rights hereunder to the extent reasonably necessary to fulfill any binding commitments existing as of the date of expiration or termination, or to otherwise liquidate TONGSHI’s inventory of China WORLDSPACE PC Cards and China WORLDSPACE Receivers on hand as of the date of expiration or termination.

9.2 Accrued Liability. Following any expiration or termination of this Agreement, neither Party will have any further rights or obligations hereunder except that: (i) such expiration or termination will not relieve either Party of any liability accrued prior to such expiration or termination; and (ii) such expiration or termination will not affect the continued operation or enforcement of any provision of this Agreement which by its express terms or by reasonable implication is to survive any expiration or termination.

10. ASSIGNMENT

Neither Party will assign this Agreement without the other Party’s prior consent, which will not be unreasonably withheld, except that either Party may freely assign this Agreement to any of its Affiliates.

11. SETTLEMENT OF DISPUTES

11.1 Amicable Resolution. The Parties will endeavor to resolve amicably any dispute arising out of this Agreement within thirty (30) days of receipt of notice of such dispute. If the Parties are unable to resolve such dispute within thirty (30) days, then they may refer the dispute to an independent third party who will, within a further thirty (30) days, review the dispute and recommend a resolution thereto. If the Parties cannot agree on such third party, or either Party disagrees with such third party’s recommendation, then Article 11.2 will apply.

11.2 Formal Arbitration.

11.2.1 All disputes arising in connection with this Agreement not resolved pursuant to Article 11.1 will be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (ICC) by one or more arbitrators appointed in accordance with such Rules. If there is any conflict between the ICC Rules and this Agreement, the provisions of this Agreement will govern.

11.2.2 The arbitration proceedings will take place in Singapore and will be governed by the laws of New York.

11.2.3 Nothing in this Article 11 will preclude either Party from seeking equitable relief from a court for the other Party’s breach of its obligations set forth in Article 5.

11.2.4 Pending a decision by the arbitrators as referred to in this Article 11, each Party will, unless the other otherwise directs, fulfill all of its obligations hereunder.

12. GENERAL PROVISIONS

12.1 Required Permits and Licenses. TONGSHI will obtain and pay for any permits and the like relating to the production, marketing and sale of China WORLDSPACE PC Cards and China WORLDSPACE Receivers; provided that WORLDSPACE will cooperate as necessary in such efforts. The Parties will comply with all applicable export compliance laws.

12.2 Notices. All communications hereunder will be given in English by letter, facsimile or E-mail directed,

in respect of WORLDSPACE to:

WorldSpace International Network Inc.

2400 N Street, N.W.

Washington, D.C. 20037

United States of America

10

Attention:	Donald J. Frickel, General Counsel
Telephone:	+1-202-969-6000
Facsimile:	+1-202-969-6001
E-mail:	dfrickel@worldspace.com

and in respect of TONGSHI to:

Xi’an Tongshi Technology Limited

Attention:	Cao Jun, General Manager
Telephone:	86 029 2667810
Facsimile:	86 029 2668053
E-mail:	tongshi@xacol.com

or such other addresses as either Party may have previously specified in the manner set forth above.

12.3 Amendment. Except as otherwise specifically provided herein, this Agreement may be modified only by the Parties’ duly authorized representatives in a writing stating that the modification is an “Amendment to the Standard Production, Marketing and License Agreement for China PC Card and China WorldSpace Receiver.”

12.4 Non-Waiver. If at any time a Party elects not to assert its rights under any provision of this Agreement, it will not be construed as a waiver of any of its rights hereunder.

12.5 Severability. Should any part of this Agreement be held unenforceable in any jurisdiction, the validity of the remaining parts will not be affected.

12.6 Entire Agreement. This Agreement embodies the Parties’ entire understanding related to the subject matter hereof and supersedes any prior agreements or understandings between the Parties relating hereto, except that information that has been disclosed pursuant to any confidentiality agreement that the Parties may previously have entered into will henceforth be treated as though disclosed under this Agreement.

12.7 Force Majeure.

12.7.1 Neither Party will be liable to the other for any failure of, or delay in, its performance hereunder due to causes beyond its reasonable control, including acts of God, catastrophic phenomena such as fire, flood, and earthquake.

12.7.2 For a Party to claim Force Majeure hereunder, it must notify the other Party within five (5) days of the commencement of the Force Majeure, detailing the cause of the Force Majeure, the date the Force Majeure began, and the anticipated length of the Force Majeure. If: (i) the notice provides that the Force Majeure will last for more than sixty (60) days; and (ii) the Force Majeure in fact lasts for more than sixty (60) days, the Party not claiming the Force Majeure may terminate this Agreement by written notice to the other Party.

12.8 Captions. The captions contained in this Agreement are inserted for convenience of reference only and will not in any way affect the interpretation of the provisions captioned.

12.9 Governing Language. The official languages of this Agreement are the English and Chinese languages and all notices, reports, orders, instructions, literature, records and other written materials pertaining to this Agreement will be maintained and delivered in the English and Chinese languages.

12.10 Execution. This Agreement may be executed in two signed counterparts, each of which will constitute an original.

12.11 Press Releases. Neither Party will issue a press release or make any statement to the press related to the subject matter hereof without the other Party’s prior consent.

11

12.12 Effective Date. The Effective Date of this Agreement shall be the date on which all necessary approvals have been obtained.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date written below.

WORLDSPACE INTERNATIONAL NETWORK INC.		XI’AN TONGSHI TECHNOLOGY LIMITED

By:	/s/ MIKE MA	By:	/s/ JUN CAO

Date:	Aug. 18, 2001	Date:	Aug. 18, 2001

12

Appendix 1

WorldSpace Coverage Area

[Map showing footprint of (i) each of the three beams of AfriStar, which beams are shown covering all of Africa and parts of Europe and Asia; (ii) each of the three beams of AmeriStar, which beams are shown covering all of South America and part of Central America; and (iii) each of the three beams of

AsiaStar, which beams are shown covering all of Asia and small parts of Africa and Australia]

WorldSpace AfriStar Coverage Area

[Map showing footprint of each of the three beams of AfriStar,

which beams are shown covering all of Africa and parts of Europe and Asia]

WorldSpace AsiaStar Coverage Area

[Map showing footprint of each of the three beams of AsiaStar,

which beams are shown covering all of Asia and small parts of Africa and Australia]

WorldSpace AmeriStar Coverage Area

[Map showing footprint of each of the three beams of AmeriStar,

which beams are shown covering all of South America and part of Central America]

Appendix 2

Technical Specifications

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

WorldSpace

Radio Segment

Technical Specification for WorldSpace Receiver

WST-WSG-DDS-001-500000

	Edition 04	Revision 01
Authors:	Siegbert Triebel
Max Hegendörfer
S. J. Campanella

Initial Date:	17 March 1997
Date of Actual Version:	31 July 2001

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

References	Page 2

Revision History	Page 2

Technical Specification For the WorldSpace Receiver	Page 3

Notes	Page 6

Appendix 1: Explanation of Modifications In the Technical Specifications	Page 7

Figures	Page 8

Attachment 1: Example of one WorldSpace receiver realization	Page 11

References

[1]	WorldSpace Guideline for Implementation and Operation of the WorldSpace System; WST-WSG-NOT-019-000000

Revision History

Ed / Rev	Date	Change record
01 / 00	17 March 1997	Document creation

02 / 05	30 July, 1997	Format and editorial changes

03 / 00	03 November, 1999	Change of active antenna output level @ PFD = - 120 dBW/m² Former specification: –78 dBm ± 2 dB New specification: –77 dBm ± 3dB

04 / 00	05 July 2001

The Edition 04 adds features to enhance the robustness of the receiver for reception in the presence of high-level out-of-band interferers. The revisions also improve receiver performance in the presence of high-level in-band interferers. An active antenna is included in the receiver specification. The active antenna uses filters and LNAs selected and arranged to greatly reduce overload of the early amplification stages by out of band interference without severely sacrificing Noise Figure performance. Also a filter located immediately at the input to the RF Tuner section of the receiver is used to further protect the first LNA of the tuner in the presence of intense out-of-band interference.

Appendixes with Basic ASCI Character set, Program Type list and Language list have been deleted because they are in [1].

04 / 01		Correction of depending errors in: RS 1105, RS 1201, Figure 1, figure 2, figure 6.

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

Technical Specification for WorldSpace Receiver

The overall block diagram of the receiver from the space interface of the antenna to the mixer interface to the IF is shown in Figure 1. In the figure are shown the cascade of LNAs and filters that comprise the antenna section and also those that comprise the RF tuner up to the IF mixer. Along the chain will be seen the gains of the amplifiers, the expected insertion losses of the filters and the loss of the cable that connects the antenna unit to the tuner unit input. Also shown are the IP3 levels expected of each LNA.

Figure 1 shows the antenna unit configuration for a dual polarized antenna. It has two arms, one for Left Hand and the other for Right Hand Polarization. A receiver activated signal quality switch selects that arm that yields the best-received quality. If a horizontal linear polarized antenna is used, only one arm is needed. It will have the components of one of the arms as shown in Figure 2.

RS 0100	The receiver will function properly under all climatic conditions, e.g. temperature, humidity, impact and vibration that will normally occur within the WorldSpace Service Area when used properly by the customer.

RS 0200	The user interface will be easy to understand and the receiver will be easy to handle. Basic WorldSpace related operating procedures shall be discussed and agreed upon with WorldSpace.

RS 0300	A visual signal quality indication will be provided to allow the user to optimize the orientation of the antenna towards the satellite.

RS 0400	As a program selection aid for the end user, logic filter mechanisms may be included for preferred language and program category. Program Type List and Language List is given in [1].

RS 0500	The receiver will have a display, e.g. for the service label, with a minimum of 8 alphanumeric characters (ASCII coded).

RS 0600	WorldSpace will provide a WorldSpace Decryption Scheme, which is integrated in the STARMAN Chipsets. The receiver will include additional microcomputer software to enable decryption of all service components of one broadcast channel that is encrypted with the WorldSpace Encryption Scheme.

RS 0700	After reorganization of the selected broadcast channel, the receiver will be reconfigured automatically. As an example, a broadcaster might use all of its capacity for high-quality audio during music transmission, but split this capacity from time to time into individual speech channels in different languages during transmission of news, advertisements, etc

RS 0800	If batteries are used, the recommended minimum battery lifetime will be 24 hours, measured at an audio source bit rate of 64 kbps, audio volume level at zero and using Alkaline-Manganese batteries.

RS 0900	RF frequency
RS 0901	RF frequency range:	1452 MHz - 1492 MHz
RS 0902	Lowest TDM carrier center frequency:	1453.384 MHz
RS 0903	Highest TDM carrier center frequency:	1490.644 MHz
RS 0904	TDM carrier spacing:	460 kHz

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

RS 1000	To enable outdoor reception by the antenna, while keeping the receiver indoors, the antenna will be detachable from the receiver. A feeder cable with a minimum length of 5m between the detached external antenna and the indoor receiver shall be usable. The cable itself could be an optional accessory. The receiver will be equipped with an antenna socket to permit insertion of the cable. The antenna signal will be fed to the tuner via this socket whether the antenna is detached or attached to the receiver.

RS 1100	The antenna will be of the active type to protect the signal to noise ratio against degradation resulting from cable attenuation.

RS 1101	Active antenna noise temperature Tant	Note a), b)	200 K

RS 1102	Gain(antenna) for Circular Polarized RF reception		≥ 6 dBi

RS 1103	(G/T)(system)	Note c)	-17 dB/K

RS 1104	Input IP3 for Antenna LNA & switch		≥ -20dBm

RS 1105	Active antenna output level at PFD of -120 dBW/m²	Note d)	= -88 dBm ± 3dB

RS 1106	Cross polar attenuation at bore-sight for dual pole antenna		≥ 10dB

RS 1107	Polarization		LHCP and RHCP or Linear Horz.

RS 1108	Image rejection of antenna	Note e)	≥ 46 dB

RS 1200	Signal behavior in presence of in-band interference observed at antenna input socket to the receiver tuner

RS 1201	Minimum Expected WorldSpace Operating signal level for BER <10-4 *)		-96 dBm**

RS 1202	Maximum Expected Operating WorldSpace signal level		-30.0 dBm

RS 1203	Maximum in-band CW interferer level measured outside at ± 5 MHz interval centered on the tuned carrier frequency. For a signal level of -88 dBm, an average of no more than one audio dropout shall occur every 5 seconds.		-30.0 dBm

RS 1204	Receiver Noise Figure (Tuner)		≤ 10 dB

RS 1205	Image rejection of receiver (Tuner)	Note e)	≥ 32 dB

*)      Bit error rate after error correction

**)   This value occurs when the receiver is connected to the antenna via an extra long antenna cable that introduces additional 5 dB, making a total loss of 5 dB + 5 dB = 10 dB. Additional –3 dB counts for the ± 3dB variance.

RS 1300	Signal Behavior In Presence of Out-Of-Band Interference Observed At Antenna

RS 1301	Minimum Expected WorldSpace RF PFD signal level for BER <10-4 *.		-120 dBW/m2

RS 1302	Maximum Expected WorldSpace satellite RF PFD signal level.		-108.8 dBW/m2

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

RS 1303	Maximum out-of-band CW interferer PFD for a received signal PFD level of –120 dBW/m2 both arriving on bore sight at the receive antenna. At CW the interferer level indicated, an average of no more than one audio drop out shall occur every 5 seconds.		See Interference Bound Graph of Figure 6
RS 1304	Receiver Noise Figure (Antenna)		≤ 2.0 dB
RS 1305	Image rejection of receiver (Antenna)	Note e)	≥ 79 dB
* Bit error rate after error correction

RS 1400	Selectivity of filter located between antenna output and antenna LNA. This filter shall have the characteristic shown in Figure 3. Note that it has pass band insertion loss of 0.5 dB. For a dual polarized antenna, two of these filters are used, one in each polarization arm. If a mono polarized linear antenna is used, there is one only one arm and only one of these filters is needed.

RS 1500	Selective of the 2nd antenna Filter This filter shall have the characteristic shown in Figure 4. Note that it has a pass band insertion loss of 3 dB.

RS 1600	Selective of the Tuner Filter. This filter is encountered immediately before the tuner’s LNA. It shall have the characteristic shown in Figure 4. Note that it has a pass band insertion loss of 3 dB.

RS 1700	Overall RF Selectivity Prior To IF The composite of the cascade of filters encountered between the antenna space interface and the IF mixer shall have the characteristic shown in Figure 5. Stop band attenuation at f ≤ 1350 MHz and f ≥ 1620 MHz ≥ 79 dB

RS 1800	Selectivity Of IF filter (SAW)

RS 1801	Pass bandwidth B1.5 dB (total)	2.9 MHz

RS 1802	Pass bandwidth B30 dB (total)	4.4 MHz

RS 1803	Stop band attenuation * for f – center frequency ≥ 4.2 MHz	≥ 42 dB
* relative to the pass band level

RS 1900	Demodulation Performance

RS 1901	BER after error correction (C/N = 4.0 dB and 4.5 dB respectively)	Note f)	≤ 10-4

RS 1902	Time for master frame synchronization referenced to TDM carrier lock. (C/N = 4.0 dB and 4.5 dB respectively)	Note f)	≤ 0.5 s

RS 2000	Over All Interference Protection Characteristics For a TDM carrier power flux density applied to the antenna of-120 dBW/m2 and outside a band of 150 MHz width centered on 1472 MHz, a CW interferer level-40 dBW/m2 or less will not interfere with reception of a carrier located on any of the assigned WorldSpace TDM carrier frequencies. Interference is defined as an average of more than one audio dropout every 5 seconds.

RS 2100	The receiver shall have interfaces for antenna and broadcast channel I/O and, in the case of portable receivers with a single speaker, a stereo socket. The mechanical and electrical definitions of these interfaces shall be discussed and agreed upon with WorldSpace.

RS 2200	The receiver may include AM, FM and SW functionalities

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

Notes:

a)	The active antenna noise temperature Tant shall be measured according to the comparison method (Y-Method).

This method compares the noise output of the active antenna system oriented towards the surface of the earth, which is assumed to have a temperature of about 300 K, with the noise output resulting when the antenna is oriented perpendicular to the sky with an assumed temperature of 20 K. Alternatively, an anechoic chamber can be used applying the minimum PFD to the antenna. Due to the 300 K of the chamber, the transmitted minimal PFD has to be increased accordingly (see antenna test procedure).

b)	To achieve this Tant, a LNA noise figure of about 1.8 dB is anticipated.

c)	Tsystem is assumed to rise to 200 K due to the noise contribution of the receiver.

d)	At a beam center PFD of -137 dBW/m 2/4 kHz, resulting in a TDM PFD of -109.6 dBW/m², the theoretical link margin of 0 dB is reached at a PFD of -109.6 dBW/m² - 4.4 dB - 6 dB = -120 dBW/m² for a 6 dBi antenna. With this PFD the active antenna should supply an output level of –88.3 dBm. This latter value includes an insertion loss for the antenna to receiver feeder cable of 5dB.

e)	Image rejection shall be measured at RFmax (1492 MHz) - 2 x IF frequency (2 x 115) = 1262 MHz.

f)	C/N = 4.0 dB at QPSK demodulator input for a source TDM test generator without satellite signal deterioration.

C/N = 4.5 dB at QPSK demodulator input for a real satellite signal with deterioration due to TWT non linearity effects source or a TDM test generator with appropriate added noise.

Measurement procedure:

1)	TDM signal generator switched off.

2)	Within the assigned TDM bandwidth of 2.3 MHz the noise N shall be integrated.

3)	TDM signal generator switched on.

4)	Within the assigned TDM bandwidth of 2.3 MHz the signal + noise (S + N) shall be integrated.

5)	Calculate S/N in dB from the results of 2) and 4)

6)	Calculate C/N using C/N = S/N + 1.46 dB.

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

Appendix 1

A1 Explanation of modifications in the Technical Specifications

General remark: This document contains modifications intended to improve the performance of the WorldSpace Receivers in the presence of high-level in-band and out-of-band interferers. Technical parameters were changed to accomplish this.

All IP3 levels indicated in this document are Input IP3 levels!

Overview of the Receiver Antenna and Tuner Sections

A block diagram for the implementation of the RF sections of the receiver, from the dual polar antenna outputs to the Tuner section preceding the IF mixer, is shown in Figure 1. Low loss filters (pass-band loss of nominally 0.5 dB) having the characteristic given in Figure 3, first separately filter the left hand and right hand outputs of the dual polar Antenna Unit. Each is fed to an LNA having –20 dBm IP3 with 15 dB gain. A switch next selects that polarization yielding the best receiver performance quality as determined by receiver signal processing logic. This switch has an insertion loss of 1 dB. The selected antenna output is fed to a 2nd filter having the characteristic shown in Figure 4. This filter shall have an in-band insertion loss of nominally 3 dB. Because of the gain of the preceding LNA stage, this arrangement does not significantly deteriorate the receiver’s NF performance. The 2nd filter output feeds the last LNA stage of the Antenna Unit. It has a gain of 15 dB and an IP3 of –10 dBm. A cable having a loss of up to 5 dB connects the Antenna Unit to the Tuner input. This supplies input to a 3rd filter having the characteristic shown in Figure 4 and thence to the Tuner LNA stage. The output of the latter stage feeds to the IF mixer.

Figure 1 also shows the gains and losses and the expected signal levels at various points along the chain of components. The overall filter action of the cascade of the three filters as seen at the output of the Tuner LNA is shown in Figure 5. The 0 dB level on this graph corresponds to a level of –71.8 dBm.

Figure 2 revises the Antenna Unit to operate with a linear antenna rather than the dual polarized patch antenna.

Ancillary Information

The satellite’s radiated EIRP and the distance to the earth determine the range of the electromagnetic wave flux density falling on the earth. The radiated beam center EIRP of the satellite is 52.5 dBW. The shortest distance to the earth from geostationary orbit is 36,000 km and the longest is 41600 km. Assuming square law spreading, the resulting beam center flux density values are -109.6 and - 110.9 respectively. The latter value equates to at a PFD of –137 dBW/m2/4 kHz assuming TDM signal is contained in a bandwidth of 2 MHz, then the PFD from the satellite corresponds –109.6 dBW/m2/4kHz.

With reference to the – 3 dB beam contour relative to beam center, a link margin of 6 dB for a 6dBi gain antenna is achieved. Correspondingly, the margin will be zero at a contour with 3 + 6 = 9 dB attenuation relative to the beam center, resulting in PFD of -120 dBW / m². With this minimum usable PFD, a minimum specified receiver level of -88 dBm has to be delivered to the receiver’s antenna socket input.

To compensate for a maximum cumulated antenna-to-receiver cable loss of 10 dB (5 dB cable fixed to antenna plus 5 dB cable inserted between antenna plug and tuner input socket) in case of detached antenna use, and the worst case tolerance of the antenna output signal of -3 dB, the minimum output level at the end of the inserted cable observed at the receiver socket is –96 dBm. This assumes an antenna gain of 6 dBi.

To 12) Signal behavior at receiver antenna input. The maximum level of the used signal (defining the required AGC range) is –30 dBm. An in-band CW interferer up to a level of –30 dBm has to be tolerated before it is reduced by the SAW filter.

The receiver’s noise figure limitation is changed to 10 dB, as the influence of this parameter after a previous LNA gain of 15 dB can be easily tolerated.

To 19) Demodulation performance: The carrier-to-noise value deserves additional clarification and reference to a test procedure. This parameter is primarily determined by the StarMan chipset. To avoid the requirement in the test equipment of including a TWT-simulator for the non linearity-effects, 2 limits are mentioned here. The value of 4.0 dB ignores the influence of satellite transponder non-linearity (intermodulation noise) and applies when a test signal is derived from a linear signal source. The value of 4.5 dB includes satellite non-linearity effects and applies for tests using the real satellite signals.

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

ATTACHMENT 1

Example of one WorldSpace

Receiver Realization

WorldSpace Low Cost Receiver

Feature Description

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

1.	OVERVIEW	13

1.1.	Introduction	13

1.2.	Delivery Content	13

2.	PHYSICAL REQUIREMENTS 13

2.1.	Size	13

2.2.	Input Connectors	13

2.3.	Output Connectors	13

2.4.	Audio out	13

2.5.	Battery	13

2.6.	Display	14

2.7.	Buttons and Switches	14

2.8.	System Architecture	14

3.	ENVIRONMENT AND EMI REQUIREMENTS 14

3.1.	Operating Environment	14

3.2.	EMI Certification	14

4.	FUNCTIONAL REQUIREMENTS 14

4.1.	WorldSpace Signal Reception	14

4.2.	Audio support	14

4.3.	User Interface	15
4.3.1.	Learn Mode	15
4.3.2.	BC Manual Scan Mode	15
4.3.3.	SC Manual Scan Mode	15
4.3.4.	Station Keys	15
4.3.5.	Audio Modes	15
4.3.6.	Last Station Memory	15
4.3.7.	Service Label	15
4.3.8.	BCIO Interface	15

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

1. Overview

1.1. Introduction

This attachment describes feature requirements of a low cost WorldSpace Receiver.

1.2. Delivery Content

•	Low Cost Receiver

•	Antenna

•	Instructions for Use

•	Packaging

2. Physical Requirements

2.1. Size (Recommended)

Set:             approx. 210 x 142 x 60 mm (length x height x depth)

Antenna:     approx. 270 x 122 x 12 mm (height x width x depth, open incl. foot)

2.2. Input Connectors

The unit provides one input F-Type connector for a WorldSpace antenna input. The antenna shall be either a dual circularly polarized LH and RH type or a horizontal mono polar linear type. For the dual circular polarized type, the antenna supply voltage switches to 2.3 volts for LH and 3.0 volts for RH. For the mono polar linear type, the antenna supply voltage is non-switched at 3.0 volts.

The unit provides a DC-input connector for an external power supply.

2.3. Output Connectors

It is recommended that the unit provide a 1/8” stereo headphone jack.

The unit provides a RJ6 (or RJ11) connector for BC output. Pins BCC, BCD, GND and Vcc of the BCI/O-Interface are used.

2.4. Audio out

It is recommended that the unit have a mono speaker with good sound performance.

2.5. Battery (Optional)

To be powered by 3 “baby cells”. Battery Type Code is R14. (External supply optional). Battery Voltage is displayed.

2.6. Display

LC-Display has a maximum of 10 digits (14 segments each) and icons for battery voltage, stereo, encryption, Service Components and receiving quality. First two

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

digits are used to display the preset station number, following 8 digits are used to display TDM number, BC number, SC Number or Service Label. No backlight. Display size approx. 10 cm².

Display Example:

2.7. Buttons and Switches

1 Slide Switch for power on/off.

7 Buttons for BC up / down, SC up /down, Volume up / down, Station presets.

2.8. System Architecture

It is recommended that there be a single PCB-Design containing all interfaces for connectors, LCD, switches and buttons.

3. Environment and EMI Requirements

3.1. Operating Environment

Temperature:         0 to 55 ° C

Humidity:             20 % to 80% relative humidity, non-condensing

3.2. EMI Certification

It is recommended that the unit have CE-Approval.

4. Functional Requirements

4.1. WorldSpace Signal Reception

The unit is capable of receiving the WorldSpace-L-band signal.

4.2. Audio support

The unit is capable of performing MPEG decoding. Data other than Audio can only be accessed via the BC output connector. The decoded Audio Data is routed to the built in speaker and the 1/8” stereo headset output.

Document Number: WST WSG DDS-001-500000 Ed./Rev.: 04/01 Last Update: 07/31/2001

4.3. User Interface

Referred to the following features are supported:

4.3.1. Learn Mode

Start Learn Mode by pressing both BC up and SC up for more than 2 sec.

4.3.2. BC Manual Scan Mode

Use buttons BC up and BC down. If the last BC of a TDM is selected and BC up is pressed, the first BC of the next TDM is tuned.

4.3.3. SC Manual Scan Mode

Use buttons SC up and SC down. If there is more than 1 SC available it is displayed to the user. When tuned to the last SC of a BC, pressing SC up will tune to the 1st SC of the same BC.

4.3.4. Station Keys

10 presets can be stored. Operation to be defined.

4.3.5. Audio Modes

The set supports stereo mode on the headset output.

4.3.6. Last Station Memory

If the stored station is no longer available, the first available audio SC will be tuned.

4.3.7. Service Label

Supported.

4.3.8. BCIO Interface

Supported.

Appendix 3

STARMAN™ Chipset

“STARMAN Chipset” means a chipset comprising one or more integrated circuits that was manufactured under license from WORLDSPACE, is capable of processing information or data•according to the WORLDSPACE Format, and:

•	Selects any one of a multiplicity of L-band carriers modulated by a TDM digital stream carrying 96 prime rate channels at 16 Kbps each;

•	Demodulates and decodes the selected TDM stream to recover the prime rate channels;

•	Combines prime rate channels to recover the channel of each broadcaster,

•	Delivers each broadcaster’s channel to a digital output for further processing;

•	Delivers time slot control channels and service header channels to a digital output for further processing; and

•	Decodes MPEG 1/2 Audio Layer 3 and MPEG 2.5 Layer 3 broadcaster channels to recover the audio program content.

One single STARMAN Chipset is a complete set of integrated circuits or a single integrated circuit necessary for the implementation of the WORLDSPACE Format in a single WORLDSPACE Receiver.

Appendix 4

Licensed STARMAN™ Chipset Manufacturers

1.	Micronas GmbH
Hans-Bunte-Strasse 19
D-79108 Freiburg
Germany

2.	STMicroelectronics Srl
Via C. Olivetti, 2
20041 Agrate Brianza
Italy

Appendix 5

FhG Patent Rights

Appendix 5

FhG Patent Rights

1 of 5

Internal Ref.	Priority	Country	Application No.	Application Date DD.MM.YY	Patent No.	Date of Grant DD.MM,YY
83/16338		DE	33 10 480	23.03.83	33 10 480	18.09.85
86/20036		DE	36 29 434	29.08.86	36 29 434	28.07.94
	36 29 434	AT, BE, CH, DE, DK, FR, GB, IT, LU, NL, SE	87 905 587	29.08.87	0 287 578	09.08.95
	36 29 434	US	071640,550	29.08.87
	36 29 434	JP	62-505113	29.08.87
	36 29 434	KR	700459/88	29.08.87
87/21326		DE	37 33 772	06.10.87	37 33 772	30.09.93
	37 33 772	AT, BE, CH/LI, DE, DK, ES, FR, GB, GR, IT, LU, MC, NL, SE	EP 89 901 959	06.10.88	340 301	16.06.93
	37 33 772	US	347,806	06.10.88
	37 33 772	JP	63-507841	06.10.88
	37 33 772	KR	701020/89
further Prio No.	37 33 786	DE	37 33 786	06.10.87	37 33 786	15.03.90
87/20959		DE	37 33 786	06.10.88	37 33 786
88/21718	38 05 946	DE	39 901 51	25.02.89
	38 05 946	AT, BE, CHILI, DE, DK, ES, FR, GB, GR, IT, LU, MC,NL, SE	89 902 498	25.02.89	362 315	23.12.92
	38 05 946	US	439,394	25.02.89	5,014,318	07.05.91
	38 05 946	JP	01-502316	25.02.89
	38 05 946	KR	701960/89	25.02.89
88/21759		DE	38 06 416	29.02.88	38 06 416	18.07.89

Appendix 5

FhG Patent Rights

2 of 5

Internal Ref.	Priority	Country	Application No.	Application Date DD.MM.YY	Patent No.	Date of Grant DD.MM,YY
89/22936		DE	39 12 605	17.04.89
	39 12 605	AT, BE, CH/LI, DE, DK, ES, FR, GB, GR, IT, LU, NL, SE	90 107 082	12.04.90
	39 12 605	US	07/786/239	12.04.90
	39 12 605	JP	02-505932	12.04.90
	39 12 605	NO	913931	12.04.90
	39 12 605	FI	914886	12.04.90
	39 12 605	KR	701385/91	12.04.90
	39 12 605	RU	5010281/24	12.04.90
89/30749	36 12 605	AT, BE, CH/LI, DE, DK, ES, FR, GB, GR, IT, LU, NL, SE	94 106 503.9 division from 90 107 082	12.04.90
90/24281	40 34 017	DE, BE, FR, GB, NL	91 918 111.5	25.10.91	0 544 290	01.02.95
	40 34 017	US	08,039,478	25.10.91	5,455,833	03.10.95
91/24947		DE	41 34 420	17.10.91	41 34 420	03.12.92
	41 34 420	AU	9226725	06.10.92	660052	08.06.95
	41 34 420	CA	2,118,915	06.10.92
	41 34 420	AT, BE, CH/LI, DE, DK, ES, FR, GB, GR, IT, NL, SE	92 920 812.2-2211	06.10.92	0 608 281	21.06.95
	41 34 420	JP	5-507340	06.10.92
	41 34 420	KR	700973/1994	06.10.92
	41 34 420	NO	940767	06.10.92
	41 34 420	RU	94019963.00	06.10.92
	41 34 420	US	08/211,547	13.10.92

Appendix 5

FhG Patent Rights

3 of 5

Internal Ref.	Priority	Country	Application No.	Application Date DD.MM.YY	Patent No.	Date of Grant DD.MM,YY
91/24967		DE	41 36 825	08.11.91	41 36 825	18.03.93
	41 36 825	AU	9227599	13.10.92	659228	11.05.95
	41 36 825	CA	2,118,916	13.10.92
	41 36 825	AT, BE, CH/LI, DE, DK, ES, FR, GB, GR, IT, NL, SE	92 921 326.2	13.10.92
	41 36 825	JP	5-508077	13.10.92
	41 36 825	KR	700973/1994	13.10.92
	41 36 825	NO	940935	13.10.92
	41 36 825	RU	94020727.00	13.10.92
	41 36 825	US	08/211,547	13.10.92
	41 36 825	UA	pending	13.10.92
92/30022		DE	42 09 382	23.03.92	42 09 382	20.10.92
	42 09 382	AU	36254/93	25.02.93	670068	17.05.96
	42 09 382	CA	2,131,806	25.02.93
	42 09 382	EP	93 905 148	25.02.93
	42 09 382	JP	5-516 152	25.02.93
	42 09 382	KR	703290/1994	25.02.93
	42 09 382	NO	P 943520	25.02.93
	42 09 382	US	08 307 664	25.02.93
92/30084		DE	42 21 125	26.06.92	42 21 125	13.06.96
92/30090		DE	42 17 276	25.05.92	42 17 276	08.04.93
	42 17 276.4	AU	40593/93	18.05.93
	42 17 276.4	CA	2,118,402	18.05.93
	42 17 276.4	JP	6-5000080	18.05.93
	42 17 276.4	KR	704089/1994	18.05.96

Appendix 5

FhG Patent Rights

4 of 5

Internal Ref.	Priority	Country	Application No.	Application Date DD.MM.YY	Patent No.	Date of Grant DD.MM,YY
	42 17 276.4	NO	944285	18.05.93
	42 17 276.4	RU	9227599	13.10.92	659228	11.05.95
	42 17 276.4	UA	2,118,916	13.10.92
	42 17 276.4	AT, BE, CH/LI, DE, FR, GB, NL	93 909 786/1	18.05.93	0 642 719	11.09.96
92/30102		DE	42 24 786	27.07.92
	42 24 786	AU, CA, EP, JP, KR, NO, RU, UA, US	PCT/DE93/00611	06.07.93
92/30/124		DE	42 22 150	06.07.92	42 22 150	09.06.94
92/30253		DE	42 36 989	02.11.02	42 36 989	17.11.94
	42 36 989	US	08/428/235	02.11.93
	42 36 989	AU	5332/94	02.11.93
	42 36 989	CA	2,148,447	02.11.93
	42 36 989	JP	06-510567	02.11.93
	42 36 989	KR	701732/95	02.11.93
	42 36 989	NO	951549	02.11.93
	42 36 989	RU	95 112 670	02.11.93
	42 36 989	EP	42 44 888	02.11.93
92/31346 (92/30253)		DE	42 22 888 division from 42 36989.4	02.11.94
93/30386		DE	43 16 297	14.05.93	43 16 297	07.04.94
	43 16 297	DE, FR, GB, NL, DK, PT	94 107 229.0	09.05.94
	43 16 297	US	98/241,851	12.05.94
93/30536		DE	43 31 376	15.09.93	43 31 376	10.11.94

Appendix 5

FhG Patent Rights

5 of 5

Internal Ref.	Priority	Country	Application No.	Application Date DD.MM.YY	Patent No.	Date of Grant DD.MM,YY
	43 31 376	AU, CA, EP, JP, KR, NO	PCT/EP94/02250	08.07.94
	43 45 171.3	RU, UA, US
93/30744	42 17 276.4	DE	43 45 171	15.09.93	43 43 171	01.02.96
94/30668		DE	44 05 659	22.02.94
	P 44 05 659.1	AU, CA, EP, JP, US	PCT/EP94/03478	21.10.94
94/30698		DE	44 09 368	18.10.94
	P 44 09 368.3	AU, CA, EP, JP, KR, NO, RU, UA, US	PCT/EP95/0378	02.02.95
94/30841		DE	44 37 287	18.10.94
	P 44 37 287.6	EP, AU, CN, JP,KR, US	PCT/EP95/04008	11.10.95
94/31004		DE	195 05 435	17.02.95
	195 05 435.0	EP, JP, KR, US	PCT/EP96/00550	09.02.96
96/32104		DE	196 13 643.1	04.04.96

Appendix 6

WORLDSPACE Patent Rights

Appendix 6

WORLDSPACE Patent Rights

COUNTRY	REFERENCE#	TYPE	FILED	SERIAL#	ISSUED	PATENT#	STATUS
SATELLITE DIRECT RADIO BROADCAST SYSTEM

UNITED ARAB EMR	34147	CEQ	12/8/96	191/96			PENDING
UNITED ARAB EMR	37275	CEQ	11/12/98	275/98			PENDING
ARIPO	35937	DCA	12/6/96	AP/P/98/01256	12/31/99	AP792	ISSUED
ARIPO	40107	DCA	11/6/98	AP/P/00/01806			PENDING
ARGENTINA	34124	CEQ	12/9/96	96 01 05566			PUBLISHED
ARGENTINA	37247	CEQ	11/12/98	980105718			PENDING
AUSTRALIA	35938	DCA	12/6/96	1143497	3/2/00	713024	ISSUED
AUSTRALIA	40108	DCA	11/6/98	13832/99			PENDING
BANGLADESH	34152	CEQ	12/7/96	146/96	12/8/95	1002849	ISSUED
BANGLADESH	34152A	DIV	6/16/98	93/98	12/8/95	1002850	ISSUED
BOLIVIA	34140	CEQ	12/6/96	302			PENDING
BOLIVIA	37323	CEQ	11/11/98	15195			PENDING
BRAZIL	40109	DCA	11/6/98	9814030-2			PENDING
BRAZIL	35939	DCA	12/6/96	PI9611882-2			PENDING
CANADA	35940	DCA	12/6/96	2,238,641			PENDING
CANADA	40110	DCA	11/6/98	2,309,683			PENDING
DEM REP OF CONGO	34153	CEQ	12/6/96	NP/23/EXT/96	5/16/97	96/3479	ISSUED
CHILE	34125	CEQ	12/6/96	2171-96			PENDING
CHILE	37324	CEQ	11/11/98	2736-98			PUBLISHED
CHINA	35941	DCA	12/6/96	96198900.9			PUBLISHED
CHINA	40111	DCA	11/6/98	98811871.8			PUBLISHED
COLOMBIA	34126	CEQ	12/27/96	96067943			PUBLISHED
COLOMBIA	37258	CEQ	11/5/98	98065215			PENDING
COSTA RICA	34141	CEQ	12/9/96	TEMP			PENDING
CUBA	35962	DCA	6/6/98	70/98	10/18/99	22 606	ISSUED
CZECH REPUBLIC	35942	DCA	12/6/96	PV 1705-98			PUBLISHED
CZECH REPUBLIC	40112	DCA	11/6/98	PV 2000-1724			PUBLISHED
DOMINICAN REPUBLIC	34142	CEQ	12/6/96	5358	10/22/97	5358	ISSUED
ALGERIA	34154	CEQ	12/8/96	960,184	12/7/96	960184	ISSUED
ALGERIA	37256	CEQ	11/11/98	980260			PENDING
EURASIAN PATENT	34943	DCA	12/6/96	199800431	8/28/00	001040	ISSUED
EURASIAN PATENT	40113	DCA	11/6/98	200000518			PENDING
ECUADOR	34139	CEQ	12/9/96	SP-96-1964	12/12/98	PI-98-1470	ISSUED
EGYPT	34128	CEQ	12/8/96	1092/96	4/30/00	20 855	ISSUED
EGYPT	37260	CEQ	11/14/98	1408/1998			PENDING
EUROPEAN PATENT	35944	DCA	12/6/96	96942841.6			PENDING
EUROPEAN PATENT	40114	DCA	11/6/98	98 957612.9			PUBLISHED
ETHIOPIA	34129	CEQ					MAILED
ETHIOPIA	37259	CEQ	11/13/98	99/00017			PENDING
HONG KONG	35941HK	CEQ	7/5/99	99102834.8			PENDING
HUNGARY	35945	DCA	12/6/96	P9903668			PENDING
INDONESIA	34134	CEQ	12/9/96	P-963652			PUBLISHED
INDONESIA	40115	DCA	11/6/98	W-20000899			PENDING
ISRAEL	35946	DCA	12/6/96	124715			PENDING
ISRAEL	40116	DCA	11/6/98	136095			PENDING
INDIA	34109	CEQ	12/4/96	2094/CAL/96			PENDING
INDIA	37261	CEQ	11/12/98	2003CAL98			PENDING
IRAN	34145	CEQ	3/18/97	37512021	7/16/97	25648	ISSUED
JORDAN	34148	CEQ	12/7/96	1942	3/10/98	1942	ISSUED
JORDAN	37325	CEQ	11/12/98	2048	7/24/99	2048	ISSUED
JAPAN	35947	DCA	12/6/96	09-522075			PENDING
JAPAN	40117	DCA	11/6/98	2000-521611			PENDING
SOUTH KOREA	35954	DCA	12/6/96	704368/1998			PENDING
SOUTH KOREA	40118	DCA	11/6/98	2000-7005256			PENDING
MOROCCO	34130	CEQ	12/6/96	24.421	4/1/98	24.244	ISSUED
MOROCCO	37263	CEQ	11/13/98	25.344	7/1/99	24.698	ISSUED
MONGOLIA	35949	DCA	12/6/95	2319		1564	ISSUED
MEXICO	35948	DCA	12/6/96	984,474			PENDING
MEXICO	40119	DCA	11/6/98	004593			PENDING
MALAYSIA	34150	CEQ	12/6/96	PI 9605136			PENDING
MALAYSIA	37262	CEQ	10/29/98	PI 9804944			PENDING
NIGERIA	34131	CEQ	12/6/96	289/96	3/20/97	RP 12,604	ISSUED
NIGERIA	37265	CEQ	9/4/98	388/98	6/28/00	RP 13753	ISSUED
NEW ZEALAND	35950	DCA	12/6/96	324,563	12/16/98	324,563	ISSUED
AFRICAN UNION	35951	DCA	12/6/96	PV98/00073		10793	ISSUED
AFRICAN UNION	40120	DCA	11/6/98	1200000135			PENDING

COUNTRY	REFERENCE#	TYPE	FILED	SERIAL#	ISSUED	PATENT#	STATUS
PANAMA	34138	CEQ	12/10/96	PI/PA96/84234			PUBLISHED
PANAMA	37257	CEQ	11/13/98	PI/PA98/84633			PUBLISHED
PERU	34137	CEQ	12/9/96	34137	9/20/00	000598-200	ISSUED
PERU	37269	CEQ	11/10/98	1082.98 OIT			PENDING
PHILIPPINES	34135	CEQ	12/6/96	54,973			PENDING
PHILIPPINES	37270	CEQ	11/13/98	I-1998-02988			PENDING
PAKISTAN	34151	CEQ	12/7/96	745/96		135446	ISSUED
PAKISTAN	37266	CEQ	10/28/98	1103/98		136626	ISSUED
POLAND	35952	DCA	12/6/96	P 327068			PENDING
POLAND	40121	DCA	11/6/98	P-340492			PENDING
PARAGUAY	34143	CEQ	12/6/96	112	6/26/00	3.949	ISSUED
SAUDI ARABIA	34146	CEQ	2/24/97	97 17 0647			PENDING
SAUDI ARABIA	37271	CEQ	5/4/99	99 20 0067			PENDING
SINGAPORE	35953	DCA	12/6/96	9803224-6			PENDING
SINGAPORE	40122	DCA	11/6/98	200002591-6			PENDING
SYRIA	34149	CEQ	12/8/96	182424/1			ABANDONED
TANGIERS	34130TA	CEQ	12/6/96	1422			PENDING
TANGIERS	37264	CEQ	11/13/98	1670			PENDING
THAILAND	34133	CEQ	12/6/96	034630			PUBLISHED
THAILAND	37274	CEQ	10/16/98	046639			PUBLISHED
TURKEY	35956	DCA	12/6/96	98/00997	3/22/99	TR19980099	ISSUED
TURKEY	40124	DCA	11/6/98	2000/01351			PENDING
TRINIDAD & TOBAGO	35955	DCA	12/6/96	302,834			PENDING
TRINIDAD & TOBAGO	40123	DCA	11/6/98	TTA/2000/00057			PENDING
TAIWAN	34107	CEQ	12/6/96	85115072	8/2/00	113618	ISSUED
TAIWAN	37273	CEQ	11/11/98	87118736			PUBLISHED
UNITED STATES	33877	NEW	12/8/95	08/569,346	11/10/98	5,835,487	ISSUED
UNITED STATES	35248	CIP	11/14/97	08/971,049			ABANDONED
UNITED STATES	35248A	CIP	7/9/98	09/112,349	3/13/01	6,201,798	ISSUED
UNITED STATES	36593	CON	7/30/98	09/124,997			PENDING
UNITED STATES	40783	CON	3/9/01	T,EMP			PENDING
UNITED STATES	41323	CON	3/13/01	T,EMP			PENDING
URUGUAY	34144	CEQ	12/9/96	24.393			PUBLISHED
VENEZUELA	34127	CEQ	12/6/96	96-2105			PUBLISHED
VENEZUELA	37276	CEQ	11/13/98	98-2566			PENDING
VIETNAM	35957	DCA	12/6/98	S19980570			PUBLISHED
WIPO	34110	CEQ	12/6/96	PCT/US96/19148			NAT PHASE
WIPO	37268A	CEQ	11/6/98	PCT/US98/23595			NAT PHASE
WIPO	38432	CEQ	4/6/99	PCT/US99/07682			ABANDONED
SOUTH AFRICA	34132	CEQ	12/6/96	96/10298	9/23/97	96/10298	ISSUED
SOUTH AFRICA	37272	CEQ	11/11/98	98/10314	4/26/00	98/10314	ISSUED
SATELLITE DIRECT RADIO BROADCAST SYSTEM WITH FORMATTING OF BROADCAST DATA, PROCESSING THEREOF BY SATELLITE PAYLOAD AND RECEPTION BY REMOTE RADIO RECEIVERS
UNITED ARAB EMR	35312	CEQ	11/5/97	227/97			PENDING
ARIPO	38532	DCA	10/31/97	AP/P/99/01521			PENDING
ARGENTINA	35292	CEQ	10/31/97	970105089			PUBLISHED
AUSTRALIA	38533	DCA	10/31/97	70036/98	9/21/00	724520	ISSUED
AUSTRALIA	38533A	DIV	10/31/97	72416/00			PENDING
BOLIVIA	35293	CEQ	11/5/97	temp			PENDING
BRAZIL	38534	DCA	10/31/97	PI9712872			PENDING
CANADA	38535	DCA	10/31/97	2,270,134			PENDING
CHILE	35294	CEQ	11/5/97	2384-97			PUBLISHED
CHINA	38536	DCA	10/31/97	97180321.8			PUBLISHED
COLOMBIA	35295	CEQ	11/5/97	97064785			PENDING
COSTA RICA	35296	CEQ	11/5/97	TEMP			PENDING
CZECH REPUBLIC	38537	DCA	10/31/97	PV 1541-99			PENDING
ALGERIA	35291	CEQ	12/22/97	970234			PENDING
EURASIAN PATENT	38539	DCA	10/31/97	199900445			PENDING
EGYPT	35297	CEQ	11/5/97	1171/97			PENDING
EUROPEAN PATENT	38540	DCA	10/31/97	97949350.9			PENDING
ETHIOPIA	35298	CEQ	11/4/97	EP/P/98/00008			PENDING
HONG KONG	40224	CEQ	00103692.5				PENDING
INDONESIA	37799	DCA	10/31/97	W-990293			PENDING
ISRAEL	38542	DCA	10/31/97	129638			PENDING
INDIA	35299	CEQ	10/23/97	1999CAL97			PENDING
IRAN	35300	CEQ	1/29/98	37610011-16	4/21/98	25851	ISSUED
JAPAN	38543	DCA	10/31/97	10-521536			PENDING
SOUTH KOREA	38547	DCA	10/31/97	1999-7004036			PENDING
MOROCCO	35302	CEQ	11/3/97	24854	7/1/98	24.392	ISSUED
MEXICO	38544	DCA	10/31/97	994159			PENDING
MALAYSIA	35301	CEQ	10/22/97	PI 9704983			PENDING
NIGERIA	35303	CEQ	11/4/97	331/97			PENDING
AFRICAN UNION	38538	DCA	10/31/97	PV9900094	1/31/00	11117	ISSUED

COUNTRY	REFERENCE#	TYPE	FILED	SERIAL#	ISSUED	PATENT#	STATUS
PANAMA	35305	CEQ	11/5/97	PI/PA97/084412			PUBLISHED
PERU	35306	CEQ	11/3/97	982/97			PENDING
PHILIPPINES	35307	CEQ	11/4/97	I-58397			PENDING
PAKISTAN	35304	CEQ	10/24/97	841/97		136114	ISSUED
PAKISTAN	35304A	DIV	7/17/97	615/99	7/17/00	136125	ISSUED
POLAND	38545	DCA	10/31/97	P333799			PENDING
SAUDI ARABIA	35308	CEQ	11/18/98	98 19 0783			PENDING
SINGAPORE	38546	DCA	10/31/97	9902517-8			PENDING
TANGIERS	35302TA	CEQ	11/3/97	1504			PENDING
THAILAND	35311	CEQ	10/24/97	040324			PUBLISHED
TURKEY	38549	DCA	10/31/97	1999/01741	9/21/00	01741 B	ISSUED
TURKEY	38549B	DIV	10/31/97	2000/00846			PENDING
TURKEY	38549A	DIV	10/31/97	2000/00847			PENDING
TRINIDAD & TOBAGO	38548	DCA	10/31/97	PCT/US97/19631			PENDING
TAIWAN	35310	CEQ	11/11/97	86116897		110701	ISSUED
UNITED STATES	33877A	NEW	11/5/96	08/746,019	2/2/99	5,867,490	ISSUED
VENEZUELA	35313	CEQ	11/4/97	2214-97			PENDING
WIPO	35319	CEQ	10/31/97	PCT/US97/19631			NAT PHASE
SOUTH AFRICA	35309	CEQ	10/27/97	97/9606	7/28/99	97/9606	ISSUED
SATELLITE DIRECT RADIO BROADCAST RECEIVER FOR EXTRACTING A BROADCAST CHANNEL AND SERVICE CONTROL HEADER FROM TIME DIVISION MULTIPLEXED TRANSMISSIONS (AS AMENDED)
UNITED STATES	33877B	NEW	11/5/96	08/746,067	2/9/99	5,870,390	ISSUED
SYSTEM FOR FORMATTING BROADCAST DATA FOR SATELLITE TRANSMISSION AND RADIO RECEPTION
UNITED STATES	33877C	NEW	11/5/96	08/746,020	1/26/99	5,864,546	ISSUED
SYSTEM FOR MANAGING SPACE SEGMENT USAGE AMONG BROADCAST SERVICE PROVIDERS
UNITED STATES	33877D	NEW	11/5/96	08/746,069	9/5/00	6,115,366	ISSUED
SATELLITE PAYLOAD PROCESSING SYSTEM FOR SWITCHING UPLINK SIGNALS TO TIME DIVISION MULTIPLEXED DOWNLINKED SIGNAL
UNITED STATES	33877E	NEW	11/05/1996	08/746,070			ABANDONED
UNITED STATES	37717	CON	2/16/99	09/250,263			PENDING
SATELLITE PAYLOAD PROCESSING SYSTEM USING POLYPHASE DEMULTIPLEXING, QUADRATURE PHASE SHIFT KEYING DEMODULATION AND RATE ALIGNMENT
UNITED STATES	33877F	NEW	11/5/96	08/746,071			ABANDONED
UNITED STATES	38157	CON	3/9/99	09/265,537			PENDING
SATELLITE PAYLOAD PROCESSING SYSTEM PROVIDING ON-BOARD RATE ALIGNMENT
UNITED STATES	33877G	NEW	11/5/96	08/746,072	8/22/00	6,108,319	ISSUED
YAGI ANTENNA COUPLED WITH A LOW NOISE AMPLIFIER ON THE SAME PRINTED CIRCUIT BOARD
UNITED STATES	40465	NEW	6/29/00	09/605,396			PENDING

Appendix 7

Licensed WORLDSPACE Marks

III. CORPORATE IDENTITY

A. WorldSpace Corporate Colors

•	Color is the foundation of the WorldSpace corporate, regional and brand identity systems;

•	Exact color matching is required of all vendors;

•	HQ will send you perforated color swatches that are accurate representations of the corporate colors printed on both coated and uncoated paper stocks. Attach a swatch to every piece of camera-ready artwork or with electronic files sent to a printer. All printers must be capable of and required to match these swatches;

•	Never match colors by using previously printed pieces. Protect these swatches from exposure to sunlight;

•	When printing four-color material always use the four-color separated signature (logo);

B. Pantone Matching System (PMS)

The Pantone Matching System® is a standard in the printing industry. There are no exact color matches for WorldSpace colors in any other printing ink system.

• WorldSpace Blue	Coated: PMS 301 Uncoated: PMS 301

• WorldSpace Purple 2602	Coated: PMS 2593 Uncoated: PMS

• WorldSpace Yellow	Coated: PMS 142 Uncoated: PMS 129

• WorldSpace Metallic Silver	Coated and Uncoated: PMS 877

C. Four Color Process

• WorldSpace Blue	100c, 43m, Oy, 18k

• WorldSpace Purple	79c, 100m, Oy, Ok

• WorldSpace Yellow	Oc, 24m, 76y, Ok

• WorldSpace Metallic Silver	There is no process equivalent.

Converting to grayscale for four color process is unacceptable.

D. Greyscale Usage

In rare instances, the WorldSpace logo will be printed in greyscale. Examples include newspapers, one-color programs and similar publications.

Never use the greyscale WorldSpace signature on a dark or black background. If it must set on a dark field, place within a white bounding box. WorldSpace Signature (Logo)

E. WorldSpace Signature (Logo)

General outline and description:

•	The embodiment of our structure, goals, and ideals;

•	Balance: three points define the most stable structure;

•	Harmony: between our humanitarian ideals and our fiscal responsibilities.

The WorldSpace Signature (Logo) consists of:

•	The WorldSpace Icon (three orbits and a central hub);

•	The WorldSpace Logotype set in Frutiger Condensed, the official WorldSpace typeface.

F. Alterations

There shall be NO alterations to any file to change color,. size or placement. Only the following versions have been officially approved. When scaling the logo for layout it must be done proportionally and the “Icon” must not be reduced to less than ONE INCH.

G. File Format

Please keep the logoart in the same file format it was created in. The WorldSpace logo is an Adobe Illustrator EPS file. There is no reason to convert this file into any other format for printing purposes (NO Photothop bitmap or tiff). Illustrator EPS files are vector based, meaning that they can be scaled to any size without losing their resolution. There is also no need for a clipping path - the. logo and type will be automatically silhouetted.

H. WorldSpace Icon

The immediately identifiable WorldSpace Icon:

•	Three interlocking “orbits” clearly represent the three WorldSpace satellites and coverage areas, with a central hub representing both Earth and our listeners;

•	The icon never appears alone upon first viewing, but may be used alone after the full WorldSpace Signature has been established (i.e., second page letterhead; presentation screens, etc.);

•	The icon must appear in its entirety;

•	Do not show the arcs or hub alone;

•	Do not bleed the icon off of a page or screen;

•	Do not rotate the icon.

I. Color

The center sphere, or “hub,” is always blue - the same blue as the blue arc. The colors of the arcs cannot be switched or altered.

2

J. WorldSpace Logotype

The Logotype of our organization is WorldSpace. “WorldSpace” is always spelled with a capital “W” and a capital “S.” This word should always appear as Frutiger Bold Condensed.

The word WorldSpace as it appears in our logo is a Logotype’ that is set with specific letter spacing and baseline adjustments. DO NOT alter or recreate the WorldSpace Logotype.

The Logotype shall always print black or in reversed color “white”-on dark backgrounds.

Usage as a company name in copy

•	Never use “WorIdSpace” as a possessive

•	Correct: The WorldSpace coverage area;

•	Incorrect: WorldSpace’s coverage area.

K. Position of Registration Mark

Size: The ® mark shall be one-half the size of the “hub” diameter. Placement: On lower right side of the Logotype. The top of the “R” should rest on the baseline of the text and be spaced one-half the hub diameter from the “E” in the Logotype. The WorldSpace registration mark shall always print black.

L. 2D vs. 3D. No 3D Usage Accepted in Part or in Whole.

The WorldSpace 3D logo shall NOT BE USED in any way shape or form. In the early development of WorldSpace, a 3D version of the logo had been developed. If you or someone you know has a copy, please remove it from you computer.

M. Area of Isolation

In order to maintain the integrity of the logo, WorldSpace requires that an area of isolation be maintained. Copy, other than the positioning line and division names, may fall no closer than 2 hubs from all points of the logo.

N. WorldSpace Typefaces

The “Frutiger” family

•	A Sans Serif face used…logo, headlines, and body-copy;

The “Minion” family

•	A Serif face used spec’d and approved for headlines and body-copy only.

3

O. Background Color Usage

The WorldSpace logo is most effective against a white, black, PMS 877 silver background or any of the colors in the complementary palette. Avoid high contrast ring backgrounds; they interfere with legibility. Avoid any solid color with a value too close to any of the three logo colors.

P. Reversed Color Usage

Rules for using the WorldSpace Signature on a dark background:

•	Icon: all colors of the icon remain the same;

•	Logotype (logotype);

The word “WorldSpace” becomes white ONLY.

Q. Reversed Color Usage

Rules for using the WorldSpace Signature on a dark background:

•	Icon: all colors of the icon remain the same;

•	Logotype (logotype);

The word “WorldSpace” becomes white ONLY.

4

Appendix 8

Standard Testing Rates

1. Testing fee for first China Worldspace PC card or first China Worldspace Receiver of a particular type submitted by MANUFACTURER for type approval pursuant to Article 2.3.1 of this Agreement: $10,000

2. Testing fee for each additional China Worldspace PC Card or each additional China Worldspace Receiver of that same type resubmitted for type approval pursuant to Article 2.3.1 of this Agreement: $5,000

Appendix 9

Chinese Broadcast Format

1.	Definition of Chinese Broadcast Format

Chinese Broadcast Format is the only broadcast format which can be received by Chinese Receiver. The Standard Receiver also can receive Chinese Broadcast Format.

2.	Technology Specifications of Chinese Broadcast Format

	Chinese Broadcast format	Standard Broadcast format
TSCW broadcast mark	1	0

Subscription Control	0001(bin)=ES1 static subscription 0010(bin)=ES2 dynamic subscrition	All codes are possible

All SC subscription code	1	All codes/combinations are possible

Static key	C(hex)	All the others besides C (hex)

Note:

1)	Chinese Broadcast Format only allows subscription (hex). Only Chinese subscription notes are possible to choose static key.

2)	If the broadcast use ES2, the receiver need correct password.

3.	Chinese Receiver

Chinese Receiver may examine all the conditions set for Chinese Broadcast format. Only the program channels which conform to all the conditions can be selected. Chinese Receiver can hide or skip all other channels.

General set for receivers:

EM mark =1 PIWE=1000 (hex)

Chinese Broadcast Format examination and the functions of receivers

1.TSCW broadcast mark	0	1
2.subscription control	No	0000	0001=ES1			0010=ES2			ELSE
3.subscrition mark	no	no	Not all are 1	All are 1		Not all are 1	All are 1		no
4. static key	no	no	no	not C	C	no	no	no	no
5. whether has password	no	no	no	no	no	no	no	Yes	no
Receiver function					2)			2)
	not choose BC	Skip BC	Skip BC	Skip BC	Not skip	Skip BC	Not skip	Not skip	Skip BC
BCIO-BC out					OK		code	OK
BCIO-SC out					OK		code	OK
Audio out					OK		NO	OK
show					a)		code
b)

1)	Attention: The SC of all broadcast channels must be examined.
2)	Attention: There is no difference between audio and non-audio programs.
3)	Attention: Same with standard receiver, for example, it needs rank condition to realize subscription.
a)	Advice: no need to show coded b) advice: show coded

AMENDMENT

TO THE

STANDARD PRODUCTION, MARKETING

AND LICENSE AGREEMENT

FOR

CHINA WORLDSPACE PC CARD

AND

CHINA WORLDSPACE RECEIVER

This Amendment to the Standard Production, Marketing and License Agreement for China WorldSpace PC Card and China WorldSpace Receiver (this “Amendment”) is made by and between:

WorldSpace International Network Inc., a corporation organized under the laws of the British Virgin Islands, having its principal office at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands (“WORLDSPACE”); and

Xi’an Tongshi Technology Limited, a corporation organized under the laws of the People’s Republic of China, having its principal office at No.89 XingQing Road, Xi’an, Shanxi Province, P. R. China, (“TONGSHI”) (each, a “Party” and collectively, the “Parties”).

WHEREAS, TONGSHI would like WORLDSPACE to disclose to it the details of the WORLDSPACE encryption scheme so that TONGSHI can insure that each and every China WORLDSPACE PC Card and each and every China WORLDSPACE Receiver that it produces will have a unique identification and can be used to receive WORLDSPACE subscription audio and/or multimedia services in China; and

WHEREAS, WORLDSPACE wants to insure that TONGSHI maintains the proprietary and confidential nature of WORLDSPACE’s encryption scheme and that TONGSHI produces each and every China WORLDSPACE PC Card and each and every China WORLDSPACE Receiver with a unique identification, with a STARMAN Chipset or with any hardware or software required to enable decryption of the encryption scheme used by WORLDSPACE for subscription audio and/or multimedia services in China.

NOW, THEREFORE, the Parties have agreed to amend the Standard Production, Marketing and License Agreement for China WorldSpace PC Card and China WorldSpace Receiver dated August 18, 2001 as follows:

1.	Article 2.1.1 shall be amended to read as follows:

“2.1.1 Mass Production. TONGSHI shall mass-produce China WORLDSPACE PC Cards and China WORLDSPACE Receivers in quantities sufficient to meet consumer demand. TONGSHI shall use its best efforts to produce China WORLDSPACE PC Cards and China WORLDSPACE Receivers that are of high quality and fulfill the customers’ needs. TONGSHI shall use its best efforts to mass-produce China WORLDSPACE Receivers at an ex factory price for the WORLDSPACE functionality not to exceed Fifty U.S. Dollars (US$50). TONGSHI shall manufacture each and every China WORLDSPACE PC Card and each and every China WORLDSPACE Receiver with a unique identification, with a STARMAN Chipset and with any hardware and/or software required to enable decryption of the encryption scheme used by WORLDSPACE for subscription audio and/or multimedia services in China. Except as otherwise provided herein, TONGSHI shall supply all personnel, materials, facilities and other resources necessary to produce China WORLDSPACE PC Cards and China WORLDSPACE Receivers.”

1

2.	Article 8.2 shall be amended to read as follows:

“8.2 Termination for Cause. If a Party substantially fails to comply with any of its obligations under this Agreement, and does not remedy the failure of performance within thirty (30) days after it has been notified thereof, the other Party may terminate this Agreement at the end of such period, without prejudice to any damages or additional remedies that may be available at law or in equity. Failure by TONGSHI to manufacture a China WORLDSPACE PC Card or a China WORLDSPACE Receiver in accordance with this Agreement shall constitute cause for termination.”

3.	A new Article 8.3 shall be added to read as follows:

“8.3 Cause for Immediate Termination. Failure by TONGSHI to manufacture each and every China WORLDSPACE PC Card and each and every China WORLDSPACE Receiver with a unique identification, with a STARMAN Chipset or with any hardware or software required to enable decryption of the encryption scheme used by WORLDSPACE for subscription audio and/or multimedia services shall constitute cause for immediate termination of this Agreement without notice.”

THE PARTIES, INTENDING TO BE LEGALLY BOUND, have executed this Amendment as of the date last written below.

WORLDSPACE INTERNATIONAL NETWORK INC.		XI’AN TONGSHI TECHNOLOGY LIMITED

By:	/s/	By:	/s/

Date:		Date:

2

WorldSpace Corporation

&

Xi’an Tongshi Technology Limited

Cooperation Agreement

Date: December 12, 2001

Article 1	DEFINITIONS	1

Article 2	COOPERATIVE PROJECT	3
2.1	Conditions Precedent	3
2.2	Technology Development Plan	3
2.1	Business Plan	4

Article 3	Obligations	4
3.1	WorldSpace’s Obligations	4
3.2	Tongshi’s Obligations	4

Article 4	TECHNOLOGY DEVELOPMENT PLAN	4
4.1	Software Development Conditions	4
4.2	Inspection and Acceptance	5
4.3	Rights and Interests in Developments	5
4.4	Software Production	5

Article 5	BUSINESS PLAN	6
5.1	Production and Sale of WorldSpace China Receivers and WorldSpace China PC Cards	6
5.1.1 Production and Sale of WorldSpace China Receivers and WorldSpace China PC Cards and License Agreement		6
5.1.2 Production and Sale of WorldSpace China Receivers, WorldSpace China PC Cards and Accessories		6
5.1.3 Minimum Production Volume of WorldSpace China Receivers		6
5.2	Multimedia Information Service	6
5.2.1 Multimedia Financial Information Service Channel		6
5.2.2 Auxiliary Multimedia Information Services		7
5.3	Use of Capacity	8
5.4	Advertising	8

Article 6	DISTRIBUTION CHANNEL	8

Article 7	INCOME DISTRIBUTION OF THE COOPERATIVE PROJECT	9
7.1	Calculation Method and Definitions	9
7.2	Sales Statistics	10
7.3	Distribution Method of Distributable Income A	10
7.4	Distribution Method of Distributable Income B	10
7.5	Capacity Agency Fee and Uplink Service Fee	11

Article 8	ACCOUNTING RULES	11
8.1	First Payee’s Obligations	11
8.2	Audit	12
8.3	Penalty	12

Article 9	TAXES	12

i

Article 10	LIABILITIES FOR BREACH OF AGREEMENT AND INDEMNIFICATION	13
10.1	Liabilities of Breach for Agreement	13
10.2	Indemnification	13
Article 11	REPRESENTATIONS AND WARRANTIES	13
Article 12	INTELLECTUAL PROPERTY	14
Article 13	TRADEMARK AND PROMOTION	14
Article 14	CONFIDENTIALITY	14
Article 15	TERM	15
Article 16	EARLY TERMINATION	15
Article 17	EFFECT OF EXPIRATION OR TERMINATION	16
Article 18	NOTICE	16
Article 19	FORCE MAJEURE	17
Article 20	DISPUTE SETTLEMENT	18
20.1	Consultations and Arbitration	18
20.2	Arbitration, Language and Award	18
20.3	Agreement Implementation during Arbitration	18
Article 21	APPLICABLE LAW AND CHANGES IN LAW	18
Article 22	ASSIGNMENT	19
Article 23	MISCELLANEOUS	19
23.1	Language	19
23.2	Severability	19
23.3	Waiver	19
23.4	No Partnership, Joint Venture or Agency	19
23.5	Entire Agreement	20
23.6	Amendment	20

ii

COOPERATION AGREEMENT

This Cooperation Agreement (hereinafter referred to as this “Agreement”) is entered into as of this 12th day of December 2001 by and between:

1.	WorldSpace Corporation, a corporation established and duly organized under the laws of the State of Delaware in the United States of America (“U.S.A”), with its principal office at 2400 N Street NW, Washington, D.C. 20037, U.S.A (hereinafter referred to as “WorldSpace”); and

2.	Xi’an Tongshi Technology Limited, a corporation established and duly organized under the laws of the People’s Republic of China (“China” or “PRC”), with its principal office at 48 Xing Qing Road West, Xi’an, Shaan Xi Province, PRC (hereinafter referred to as “Tongshi”).

(WorldSpace and Tongshi, together with their permitted successors and assigns, are hereinafter referred to individually as a “Party”, and collectively as the “Parties”.)

WHEREAS, WorldSpace is a company providing digital audio and multimedia broadcasting through direct satellite transmissions, and Tongshi is a company engaging in the development, manufacture and sale of electronic products.

WHEREAS, WorldSpace wishes Tongshi to manufacture, develop and sell WorldSpace China Receivers and WorldSpace China PC Cards.

WHEREAS, Tongshi has the capability to adjust, improve and develop WorldSpace’s multimedia direct transmission system and relevant software for their sinization to comply with the application environment in China. Meanwhile, Tongshi agrees to be responsible for gathering and editing multimedia information content and to cooperate with WorldSpace and/or its Affiliate established in China for the development of multimedia services with the multimedia financial information service as the core service. WorldSpace agrees to provide satellite capacity to cooperate with Tongshi for the commercial trial operation and commercial operation of the multimedia information services.

NOW THEREFORE, in consideration of basic principles of mutual development, by friendly consultations, the Parties have agreed to enter into this Agreement.

Article 1 DEFINITIONS

Unless the terms or contexts of this Agreement have provided otherwise, the following terms shall have the meaning set forth below when used herein:

1.1	“Affiliate” means any entity that controls is controlled by or is under common control with the named entity, whether directly or indirectly through one or more intermediaries. For purposes of this definition “under common control with” “controlled by” and “control” each refer to ownership of more than fifty percent (50%) of the voting capital stock or other forms of ownership that having voting rights with respect to the election of the board of directors or similar governing authority.

1

1.2	“AsiaStar” means the satellite launched on March 21, 2000, as part of the WorldSpace System.

1.3	“Cooperative Project” means the cooperation between WorldSpace and Tongshi regarding the Technical Development Plan and the Business Plan, and other details as set forth in this Agreement.

1.4	“Technology Development Plan” means the plan worked out by the Parties regarding Tongshi’s adjustment and improvement of the WorldSpace multimedia direct transmission system and technical development of relevant software in accordance with the Cooperative Project. This Technology Development Plan is attached hereto as Exhibit I.

1.5	“Business Plan” means the plan worked out by the Parties regarding the manufacture and sale of WorldSpace China Receivers and WorldSpace China PC Cards, and the provision of multimedia information services in accordance with the Cooperative Project. This Business Plan is attached hereto as Exhibit II.

1.6	“ChinaSat” means a PRC company named China Telecommunications Broadcast Satellite Corp.

1.7	“Multimedia Financial Information Service Channel” means the multimedia service channel broadcast through the WorldSpace System with content that is provided by Tongshi.

1.8	“Auxiliary Multimedia Information Service” means the multimedia information service providing such content as “Free Star”, “Weather Forecast” broadcast through the WorldSpace System to supplement the Multimedia Financial Information Service Channel with content that is provided by Tongshi.

1.9	“Multimedia Service” means the general designation of the Multimedia Financial Information Service Channel and Auxiliary Multimedia Information Service.

1.10	“Intellectual Property Rights” means intellectual property and/or proprietary rights, including, without limitation, copyrights (including, but not limited to, rights in programs, whether or not registered), and all other rights in works of authorship, patent rights (including patent applications and disclosures), rights of priority, publicity rights, trade secret rights, registered or otherwise protected trademarks, trade names, and service marks, and protections from trademark dilution, to the extent that any of the foregoing are recognized in any country or jurisdiction in the world.

1.11	“First Payee” shall have the meaning assigned to such term in Article 7.1 of this Agreement.

1.12	“Sales Volume” shall have the meaning assigned to such term in Article 7.1 of this Agreement.

2

1.13	“Cooperative Income A” shall have the meaning assigned to such term in Article 7.1 of this Agreement.

1.14	“Cooperative Income B” shall have the meaning assigned to such term in Article 7.1 of this Agreement.

1.15	“Distributable Income A” shall have the meaning assigned to such term in Article 7.1 of this Agreement.

1.16	“Distributable Income B” shall have the meaning assigned to such term in Article 7.1 of this Agreement.

1.17	“WorldSpace System” means the satellite transmission system launched and operated by WorldSpace in order to provide capacity for digital audio, multimedia and data.

1.18	“Free Star” means the VBI information service product that registered in the State Administration of Industry & Commerce and operated by National Information Center Beijing Guoxin Synchronous Data System Technology Co., Ltd (referred to as “Beijing Guoxin”). The “Fre Star” is a free service that provides end-users several kinds of information.

1.19	“Weather Forcast” means the information service product that edited and released by China Meteorological Bureau National Meteorological Center and operated by Beijing Tianyi Computer Technology Development Corporation (referred to as “Beijing Tianyi”).

Article 2 COOPERATIVE PROJECT

2.1	Conditions Precedent

On the basis that the following conditions precedent have been satisfied, WorldSpace (or its Affiliate) shall cooperate with Tongshi to launch the Multimedia Financial Information Service Channel (with the stock information service) as the core service and the Auxiliary Multimedia Information Service, and Tongshi shall manufacture and sell the WorldSpace China Receivers and WorldSpace China PC Cards (“WorldSpace China Receiver and WorldSpace China PC Card” in italics in this Agreement shall mean the WorldSpace China Receivers and WorldSpace China PC Cards manufactured (including those manufactured by Tongshi through subcontracts).).

A.	WorldSpace authorized Tongshi, by using WorldSpace China receiver and WorldSpace China PC Card technology combined with Tongshi’s improvement on the same, to engage in the manufacture, promotion and sales activities of the WorldSpace China Receiver and WorldSpace China PC Card. WorldSpace and Tongshi shall, in accordance with the profit distribution methods provided herein, share the profits arising from the manufacture and sale of the WorldSpace China Receiver and WorldSpace China PC Card;

B.	Tongshi shall, in accordance with WorldSpace’s technology standards and working agenda, as agreed to by the Parties, complete the sinization and improvement of the WorldSpace multimedia direct transmission system and relevant software (including but limited to, DMS, user management interface, WorldSpace encrypted format, PC Card driver, and multimedia user receiving interface) in order to satisfy WorldSpace’s technology standards and to satisfy its practical use in China. (Please refer to Exhibit I for details)

C.	Tongshi shall provide technology support for the Parties’ Multimedia Service in accordance with WorldSpace’s technology standards. (Please refer to Exhibit II hereto)

D.	WorldSpace shall apply for the establishment of an Affiliate in China to engage in the Multimedia Service;

E.	WorldSpace shall procure its agent to provide satellite capacity for the Parties’ Multimedia Service on the northeast beam of the AsiaStar, and shall provide to the Cooperative Project ninety percent (90%) of the capacity lease income, details of which are referred to in Article 7.5 hereof;

F.	Tongshi shall collect, edit and update multimedia information content for promotion of the Parties’ Multimedia Service.

2.2	Technology Development Plan

The Parties will, in accordance with the relevant provisions of this Agreement, finish the Technology Development Plan (Exhibit I hereto) within twenty (20) days after the execution of this Agreement. The Technology Development Plan shall clearly stipulate the requirements for Tongshi’s development, adjustment and sinization of the WorldSpace multimedia direct transmission system and relevant software, and their respective timeframes in order to execute the Cooperative Project.

3

2.3	Business Plan

The Parties will, in accordance with the relevant provisions of this Agreement, finish the Business Plan (Exhibit II hereto) within twenty (20) days after the execution of this Agreement. The Business Plan shall clearly stipulate the business objectives, market promotion and sales plans, cost calculations, and editing methods of the multimedia information content of the Cooperative Project for implementation of the Cooperative Project. Upon agreement through negotiation, the Parties may adjust the Business Plan and shall implement the Business Plan according to the Parties’ such agreement.

Article 3 OBLIGATIONS

3.1	WorldSpace’s Obligations

3.1.1	WorldSpace shall, in accordance with the “WorldSpace China Receivers and WorldSpace China PC Cards Manufacture, Marketing, Sale, and Technology Licensing Agreement” executed by the Parties, license Tongshi to use WorldSpace’s patent right, information, trademark and FhG patent right for the improvement, manufacture and sale of WorldSpace China Receivers and WorldSpace China PC Cards;

3.1.2	WorldSpace shall, in accordance with the Business Plan attached as Exhibit II hereto, procure ChinaSat to provide the satellite capacity for the Parties’ cooperative Multimedia Service on the northeast beam of AsiaStar, details of which are referred to Article 5 hereof. WorldSpace shall provide to Cooperative Project ninety percent (90%) of the capacity lease income, details of which are referred to in Article 7.5 hereof;

3.2	Tongshi’s Obligations

3.2.1	Tongshi, in accordance with WorldSpace’s technical standards, shall promptly complete the adjustment and improvement of the WorldSpace multimedia direct transmission system and the improvement and development of relevant software, including but not limited to, sinization and improvement of such broadcasting and encrypted software as DMS, user management interface, WorldSpace encrypted format, and PC Card driver, and multimedia user receiving interface, so as to satisfy practical use requirements in China. (Please refer to Exhibit II for details);

3.2.2	Tongshi shall provide multimedia financial information content for the Cooperative Project such as instant stock prices for the Shanghai and Shenzhen stock exchanges, and Tongshi shall provide “Free Star”, “Weather Forcast” and other information resourses to promote the Multimedia Financial Information Service Channel and to cooperate with WorldSpace in launching other versatile multimedia information services that meet market demands. Tongshi shall continuously enrich and perfect the information content in accordance with the Business Plan worked out by the Parties for the Multimedia Service to satisfy market demands and provide technical support for the Parties’ cooperative Multimedia Service;

3.2.3	Tongshi shall be responsible for the manufacture and sale of WorldSpace China Receivers and WorldSpace China PC Cards, and relevant accessories, whose production volume shall reach the minimum production volume, as specified in Article 5.1 of this Agreement.

Article 4 TECHNOLOGY DEVELOPMENT PLAN

4.1	Software Development Conditions

Tongshi shall utilize its own capital and technical capabilities to complete the development of WorldSpace multimedia software (such as the WorldSpace multimedia

4

direct transmission system software, users management software, broadcasting software and encrypted software) as agreed by both Parties to satisfy the technical standards as provided by WorldSpace. If Tongshi’s developments fail to comply with the technological standards or have technological problems during actual production, Tongshi must correct the relevant software so that it meets the technological standards stipulated by WorldSpace.

If Tongshi, upon WorldSpace’s request, provides technical services outside China, WorldSpace shall pay Tongshi reasonable travel and transportation expenses with respect to the same and reasonable software modifying and testing costs as agreed by the Parties.

4.2	Inspection and Acceptance

Tongshi shall, in an encrypted form, provide Worldspace with all technical documents and samples with regard to the WorldSpace multimedia software that is improved and adjusted by Tongshi for WorldSpace’s confirmation of whether such samples and improvements can be normally used in China and satisfy such standards as compatibleness as provided by WorldSpace.

4.3	Rights and Interests in Developments

If the Multimedia Financial Information System (See the definition in Exhibit A Technology Development Plan) that developed by Tongshi on the basis of intellectual properties that owned by WorldSpace have passed relevant inspection and have been identified as qualified by WorldSpace, the Multimedia financial Information System shall be Co-owned by WorldSpace and Tongshi. Each Party will have the right to use the Multimedia Financial Information System on condition that the usage shall not infringe the rights of the other Party. Any license or transfer of the Multimedia Financial Information System and its development information shall be subject to the prior written approval of the other Party.

If Tongshi’s development and improvement of the WorldSpace multimedia software have passed relevant inspection and have been identified as qualified by WorldSpace, the developed and improved WorldSpace multimedia software shall be owned by WorldSpace, and WorldSpace shall have all exclusive rights in such software as the owner of the same.

4.4	Software Production

Tongshi shall produce the WorldSpace China multimedia software in accordance with the unified standards as provided by WorldSpace to coordinate with the production and sales activities of WorldSpace China Receivers and WorldSpace China PC Cards.

WorldSpace shall have the right to license any third party to engage in the production of WorldSpace China multimedia software.

5

Article 5 BUSINESS PLAN

5.1	Production and Sale of WorldSpace China Receivers and WorldSpace China PC Cards

WorldSpace and Tongshi agree to cooperate to promote and sell the WorldSpace China Receivers and WorldSpace China PC Cards in China in accordance with the Business Plan, attached as Exhibit II hereto.

5.1.1	Production and Sale of WorldSpace China Receivers and WorldSpace China PC Cards and License Agreement.

In order to cooperate to produce and sell the WorldSpace China Receivers and WorldSpace China PC Cards, the Parties have executed the “WorldSpace China Receiver and WorldSpace China PC Card Manufacture, Marketing, Sale, and Technology Licensing Agreement”, through which WorldSpace shall license Tongshi to use WorldSpace’s patent right, information, trademark and FhG patent right for the improvement, production and sale of the WorldSpace China Receivers and WorldSpace China PC Cards.

5.1.2	Production and Sale of WorldSpace China Receivers, WorldSpace China PC Cards and Accessories

Unless otherwise agreed by both Parties, Tongshi shall be responsible for the sale of the WorldSpace China Receivers and WorldSpace China PC Cards, and relevant accessories in China.

5.1.3	Minimum Production Volume of WorldSpace China Receivers

Tongshi hereby warrants that the minimum annual production capacity of the WorldSpace China Receivers shall reach 250,000 sets in 2002.

5.2	Multimedia Information Service

5.2.1	Multimedia Financial Information Service Channel

The Parties shall operate the Multimedia Financial Information Service Channel to mainly provide stock information (including instant prices, notices, analysis, etc.) nationwide in accordance with the Business Plan. The Parties shall reach agreement before February 1, 2002 regarding various issues such as the specifics concerning the operation of the Parties’ Multimedia Financial Information Service Channel, and shall execute a supplementary agreement (“Supplementary Agreement”) to this Agreement. Such Supplementary Agreement shall be a part of this Agreement.

A.	Arrangement for Operation

1)	WorldSpace shall provide the satellite capacity of 32K for the Parties’ Multimedia Financial Information Service Channel on the northeast beam of AsiaStar in accordance with the Business Plan. WorldSpace shall also provide the satellite capacity for the Auxiliary Multimedia Information Services in accordance with Article 5.2.1 hereof. WorldSpace shall coordinate with ChinaSat to ensure ChinaSat’s assistance on frequencies, uplink services and system services.

2)	Tongshi shall, in accordance with WorldSpace’s requirements, complete the necessary research and development of the broadcasting and encrypted software, etc. by utilizing its own capital and technical capabilities, and provide technical support for the Parties’ cooperative Multimedia Service during the whole process to ensure the proper operation of the Parties’ cooperative multimedia financial information services.

3)	Tongshi shall collect and edit the multimedia financial information content at its own expenses and continuously enrich and perfect the content in accordance with the Business Plan worked out by the Parties to satisfy market demands.

6

B.	Arrangement for Timeframe

1)	Technology Testing Period

The technology testing period for the Parties’ cooperative Multimedia Financial Information Service Channel shall commence from December 20, 2001. Tongshi shall complete all relevant technical improvements and developments before the commencement of the technology testing period in order to ensure the timely launch of the service.

2)	Testing Improving Period

The testing improving period shall commence from January 10, 2002 and last fifty (50) days. During this period, the Parties shall improve and perfect the content of the information service.

3)	Business Operation Period

After completion of the testing improving period, the Parties’ cooperative Multimedia Financial Information Service Channel shall be a chargeable service. The Parties shall reasonably arrange the fee standards and marketing strategies in accordance with operating conditions during the testing improving period.

5.2.2	Auxiliary Multimedia Information Services

To promote the Multimedia Financial Information Service Channel cooperated by the Parties, Tongshi shall provide the “Free Star”, “Weather Forcast” and other information resources to cooperate with WorldSpace to launch versatile multimedia information services that meet with market demands.

7

A.	Arrangement for Operation

In accordance with the Business Plan, WorldSpace shall supplement the 32 K capacity used for the Multimedia Financial Information Service Channel with 96K capacity to transmit the Auxiliary Multimedia Information Services. The Parties shall, according to market testing, market reflection and business operation conditions, timely adjust the content, nature, and market strategies of the multimedia information services and the capacity for use. If there are any discrepancies on the above adjustments between the Parties, WorldSpace shall make the final decision on the same, which shall have binding force on both Parties. If the adjustments that WorldSpace made to the Auxiliary Multimedia Information Services cause any customer dispute, WorldSpace shall be responsible for the relevant legal consequence.

B.	Arrangement for Timeframe

The timeframe shall be the same as that of the Multimedia Financial Information Service Channel as specified in 5.2.1 (B) hereof.

5.3	Use of Capacity

In the event that a lower rate of WorldSpace capacity can satisfy the same transmission quality as that of the agreed rate provided hereunder can, which is a result of WorldSpace’s technical improvement on the capacity, WorldSpace shall have the right to use such lower rate capacity.

5.4	Advertising

WorldSpace and Tongshi agree to utilize their multimedia information service to develop an advertising business when relevant Chinese law permits the same.

Article 6 DISTRIBUTION CHANNEL

6.1	The Parties shall develop their respective distribution channels for the sale, consignment and distribution (hereinafter uniformly referred to as “Distribution”) of WorIdSpace China Receivers, WorldSpace China PC Cards and Multimedia Financial Information Service Channel of the Cooperative Project, the details of distributors and consignors, which shall be referred to in the Business Plan. The Parties shall jointly formulate Distribution rules specifying the qualification and basic rights and obligations of distributors and consignors. The Parties shall jointly formulate supervision and management mechanisms and policies for distributors and consignors.

6.2	Tongshi may sell other services of the WorldSpace System via its established Distribution channels and receive a relevant sales commission, the details and accounting rules of which shall be separately agreed by the Parties.

6.3	The Parties shall promote the advertising income of the cooperative multimedia financial information service, the specific advertising sales method and accounting rules of which

8

shall be separately agreed by the Parties. But the advertisement or other related income that earned by Beijing Guoxin or Beijing Tianyi from the advertisement of “Free Star”, “Weather Forecast” and other information resources will not be included.

Article 7 INCOME DISTRIBUTION OF THE COOPERATIVE PROJECT

7.1	Calculation Method and Definitions

The Parties shall cooperate to (i) produce and sell WorldSpace China Receivers and WorldSpace China PC Cards; and (ii) provide the Multimedia Financial Information Service to users. The Parties shall share the income arising from the Cooperative Project in accordance with this Article. In order to specify the income distribution methods of the Parties, the following terms used in this Agreement shall have the meanings set forth below:

(i)	“First Payee” means the Party that utilizes its Distribution channels to sell (i) WorldSpace China Receivers and WorldSpace China PC Cards; and (ii) the Multimedia Financial Information Service Channel, and receives sales income from distributors, consignors or retailers.

(ii)	“Sales Volume” means the actual sales income of the First Payee received from distributors, consignors or retailers for the sale of (i) WorldSpace China Receivers and WorldSpace China PC Cards; and (ii) the Multimedia Financial Information Service Channel through the First Payee’s own Distribution channels.

(iii)	“Cooperative Income A” means the total income (including but not limited to, total Sales Volume and subsidies in any form) Tongshi receives for the production and sale of WorldSpace China Receivers and WorldSpace China PC Cards.

(iv)	“Cooperative Income B” means the total income (including but not limited to, total Sales Volume of services provided to users, advertising income and subsidies in any form) of the Parties’ cooperative multimedia information services. But the advertisement or other related income that earned by Beijing Guoxin or Beijing Tianyi from the advertisement of “Free Star”, “Weather Forecast” and other information resources will not be included.

(v)	“Distributable Income A” means the income distributed to the Parties in accordance with the provisions of this Agreement after the deduction of costs and expenses agreed to by the Parties from the Cooperative Income A. Costs and expenses that have been agreed to by the Parties to be deducted from the Cooperative Income A shall includes: (i) cost of the STARMAN chips and other imported parts and components agreed to by the Parties (including customs duties, and insurance and transportation expenses); (ii) processing fees agreed to by the Parties; (iii) promotional expenses agreed to by the Parties; (iv) other expenses agreed to by the Parties.

(vi)	“Distributable Income B” means the income distributed to the Parties in accordance with the provisions of this Agreement after the deduction of costs and

9

expenses agreed to by the Parties from the Cooperative Income B. Costs and expenses that have been agreed to by the Parties’ to be deducted from the Cooperative Income B shall includes: (1) the capacity agency fee payable to ChinaSat (10% of the standard capacity fee for the capacity utilized for the Parties’ cooperative Multimedia Services) and the uplink service fee; (2) part of the capacity cost to WorldSpace as agreed by the Parties, i.e., five hundred thousand United States dollars (USD 500,000) for each year; (3) promotional expenses agreed to by the Parties; (4) other expenses agreed to by the Parties.

7.2	Sales Statistics

Tongshi is the First Payee for the sale of the WorldSpace China Receivers and WorldSpace China PC Cards. The provision for the Parties’ cooperative multimedia information service’s First Payee shall be referred to in the “Supplementary Agreement” executed by the Parties. The First Payee shall submit to the other Party sales reports in written form within 30 days after each of the following dates: March 31, June 30, September 30 and December 31 of each year, and ensure the correctness of such reports.

7.3	Distribution Method of Distributable Income A

7.3.1	Tongshi and WorldSpace shall distribute the Distributable Income A on the basis of forty percent (40%) and sixty percent (60%) respectively before December 31, 2002, i.e. from the quarterly income distribution before December 31, 2002, Tongshi shall receive forty percent (40%) of the Distributable Income A and WorldSpace shall receive sixty percent (60%) of the Distributable Income A.

7.3.2	From January 1, 2003 until the termination of this Agreement, Tongshi and WorldSpace shall distribute the Distributable Income A on the basis of thirty percent (30%) and seventy percent (70%) respectively, i.e., from the quarterly income distribution during this period, Tongshi shall receive thirty percent (30%) of the Distributable Income A and WorldSpace shall receive seventy percent (70%) of the Distributable Income A.

7.3.3	If within any quarter, the Distributable Income A is insufficient for the deduction of the costs and expenses that have been agreed to by the Parties and which can be deducted from the Distributable Income A, the loss of such quarter shall be carried over to the next quarter and deducted from the Distributable Income A of such next quarter.

7.3.4	Tongshi shall, as the First Payee for the sale of the WorldSpace China Receivers and WorldSpace China PC Cards, pay to WorldSpace the receivable income of WorldSpace in accordance with the accounting rules stipulated in Article 8 of this Agreement.

7.4	Distribution Method of Distributable Income B

7.4.1	Tongshi and WorldSpace shall distribute the Distributable Income B on the basis of forty percent (40%) and sixty percent (60%) respectively before December 31, 2002, i.e. from the quarterly income distribution before December 31, 2002, Tongshi shall receive forty percent (40%) of the Distributable Income B and WorldSpace shall receive sixty percent (60%) of the Distributable Income B.

10

7.4.2	From January 1, 2003 until the termination of this Agreement, Tongshi and WorldSpace shall distribute the Distributable Income B on the basis of thirty percent (30%) and seventy percent (70%) respectively, i.e., from the quarterly income distribution during this period, Tongshi shall receive thirty percent (30%) of the Distributable Income B and WorldSpace shall receive seventy percent (70%) of the Distributable Income B.

7.4.3	If within any quarter, the Distributable Income B is insufficient for the deduction of the costs and expenses that have been agreed to by the Parties and which can be deducted from the Distributable Income B, the loss of such quarter shall be carried over to the next quarter and deducted from the Distributable Income A of such next quarter.

7.4.4	The First Payee for the sale of the Parties’ cooperative multimedia information services shall pay to the other Party its receivable income in accordance with the accounting rules stipulated in Article 8 of this Agreement.

7.5	Capacity Agency Fee and Uplink Service Fee

7.5.1	WorldSpace shall have ninety percent (90%) rights and interests in the lease income from the capacity utilized for the Parties’ cooperative Multimedia Services, and ChinaSat shall have ten percent (10%) rights and interests in the same as the capacity agency fee. Meanwhile, ChinaSat shall provide uplink services for the Parties’ cooperative Multimedia Services. Therefore, in accordance with the stipulation of Article 7.1(ii), when calculating the distributable income of the Parties’ cooperative Multimedia Services, the capacity agency fee and uplink service fee payable to ChinaSat shall be deducted from the income as a cost as agreed to by the Parties.

7.5.2	The first year of launching the Parties’ cooperative digital audio broadcasting shall be a promotional period. During the promotional period, WorldSpace shall try its best to consult with ChinaSat for exemption of the capacity agency fee and uplink service fee. If ChinaSat refuses the exemption of the capacity agency fee and uplink service fee within the promotional period, or after the promotional period, the Parties shall pay to ChinaSat a fixed uplink fee and capacity agency fee, with such fees to be borne by the Parties in proportion to the distribution proportions of the current distributable income in accordance with the relevant provisions of this Agreement.

Article 8 ACCOUNTING RULES

8.1	First Payee’s Obligations

8.1.1	The First Payee shall make all payments due to the other Party to a bank account designated by such other Party within forty-five (45) days following March 31, June 30, September 30 and December 31 of each year. All payments shall be made in full without deduction, set-off, counterclaim or withholding of any nature except as required by applicable law. The other Party shall have the right to examine the accounting records of this Cooperative Project at any time.

8.1.2	The First Payee shall establish an independent account for the Cooperative Project. The First Payee shall keep complete accounting records according to international accounting standards, including records of the amount of payments made, calculation basis and

11

method and ancillary materials evidencing the amount paid. The First Payee shall preserve the above original certificates for five (5) years following the termination of this Agreement, and shall provide such certificates to the other Party when requested.

8.1.3	Even if this Agreement expires or is terminated for whatever reason, the obligations of the First Payee to make payment to the other Party, to provide the original certificates related to the sale of the Cooperative Project to the other Party for examination, and to submit to audits shall survive the expiration and termination of this Agreement.

8.2	Audit

The First Payee shall cooperate with the other Party for such other Party’s audit for three (3) years following the completion of each sales quarter involved in the sales report and accounting record of the Cooperative Project. An independent accountant (selected by the other Party and agreed to by the First Payee) may audit the sales reports submitted by the First Payee. If the outcome of the audit done by the independent accountant is materially different (greater than 3%) from a sales report, or unfair competition or serious dereliction of duty occurs, the First Payee shall bear the auditing expenses.

8.3	Penalty

8.3.1	Penalty

If the First Payee fails to make all payments due to the other Party to the bank account designated by such other Party (or to make payments in other alternatives as agreed upon by both Parties), the First Payee shall pay a penalty of 0.05% of the unpaid amount for each day of delay to the other Party.

8.3.2	Others

Any due payment under this Agreement shall apply the provisions of the above Article 8.3.1.

Article 9 TAXES

Each Party shall be responsible for its own tax obligations of any nature imposed, levied, collected or assessed by any tax or governmental authority. Where a Party is required by law to withhold any tax on behalf of the other Party, the withholding Party shall pay the tax on behalf of the other Party to the relevant tax or governmental authority. The withholding Party undertakes to deliver promptly to the other Party all receipts, certificates or other proof evidencing each amount withheld and paid by the withholding Party on account of taxes.

12

Article 10 LIABILITIES FOR BREACH OF AGREEMENT AND INDEMNIFICATION

10.1	Liabilities of Breach for Agreement

WorldSpace and Tongshi undertake that the breaching Party shall be responsible for all direct damages incurred to the non-breaching Party arising from the breaching Party’s breach of this Agreement.

10.2	Indemnification

10.2.1	WorldSpace shall defend, indemnify and hold Tongshi, its directors, officers, employees, agents, servants, consultants, subsidiaries, successors and assignees, or any of them, harmless from any losses (including any third party’s claims) caused by the default or negligence of WorldSpace. Tongshi shall promptly notify WorldSpace of any suit, claim or action which may give rise to WorldSpace’s above obligations to indemnify Tongshi, and Tongshi shall cooperate with WorldSpace in the defence of such suit, claim or action.

10.2.2	Tongshi shall defend, indemnify and hold WorldSpace, its directors, officers, employees, agents, servants, consultants, subsidiaries, successors and assignees, or any of them, harmless from any losses (including any third party’s claims) caused by the default or negligence of Tongshi. WorldSpace shall promptly notify Tongshi of any suit, claim or action which may give rise to Tongshi’s above obligations to indemnify WorldSpace, and WorldSpace shall cooperate with Tongshi in the defence of such suit, claim or action.

Article 11 REPRESENTATIONS AND WARRANTIES

11.1	WorldSpace hereby represents and warrants as follows:

A.	WorldSpace is a legal person duly established and validly existing in accordance with the laws and regulations of the state of Delaware, U.S.A. with all requisite power, authority and approvals required to engage in business and perform fully each and every one of its obligations hereunder;

B.	In the event that WorldSpace undergoes a re-organization, including but not limited to, division, merger, or formation of a group corporation, such re-organization shall not affect the performance of this Agreement, or give rise to any impediment or extra burden to the implementation of this Agreement. Any successor entity resulting from WorldSpace’s reorganization shall remain responsible for, and be the beneficiary of, all the rights and obligations of WorldSpace under this Agreement.

11.2	Tongshi hereby represents and warrants as follows:

A.	Tongshi is a legal person duly established and validly existing in accordance with the laws and regulations of the PRC with all requisite power, authority and approvals required to engage in business and perform fully each and every one of its obligations hereunder;

B.	The digital information content to be used for the Parties’ cooperative Multimedia Service Channel collected and produced by Tongshi shall not give rise to any copyright dispute with any third party and, in the event that any copyright dispute occurs, Tongshi shall bear all liabilities arising therefrom; and

13

C.	In the event that Tongshi undergoes a re-organization, including but not limited to, division, merger, or formation of a group corporation, such reorganization shall not affect the performance of this Agreement, or give rise to any impediment or extra burden to the implementation of this Agreement. Any successor entity resulting from Tongshi’s reorganization shall remain responsible for, and be the beneficiary of, all the rights and obligations of Tongshi under this Agreement.

Article 12 INTELLECTUAL PROPERTY

WorldSpace and Tongshi hereby confirm that:

A.	If the Multimedia Financial Information System (See the definition in Exhibit A Technology Development Plan) that developed by Tongshi on the basis of intellectual properties that owned by WorldSpace have passed relevant inspection and have been identified as qualified by WorldSpace, the Multimedia financial Information System shall be Co-owned by WorldSpace and Tongshi. Each Party will have the right to use the Multimedia Financial Information System on condition that the usage shall not infringe the rights of the other Party. Any license or transfer of the Multimedia Financial Information System and its development information shall be subject to the prior written approval of the other Party.

B.	If Tongshi’s development and improvement of the WorldSpace multimedia software have passed relevant inspection and have been identified as qualified by WorldSpace, the developed and improved WorldSpace multimedia software shall be owned by WorldSpace, and WorldSpace shall have all exclusive rights in such software as the owner of the same.

C.	Tongshi is entitled to provide the information that it gathered and produced, such as the financial information, “Free Star”, “Weather Forcast” and other contents to the multimedia service that cooperated by both parties. There shall not rise any copyright dispute with any third party and, in the event that any copyright dispute occurs, Tongshi shall bear all liabilities arising therefrom.

Article 13 TRADEMARK AND PROMOTION

13.1	WorldSpace’s trademark shall be placed on the Multimedia Service.

13.2	Each Party shall consult with the other Party before it proceeds with any promotion of the Cooperation Project, and shall implement such promotion in accordance with the agreement of the Parties.

Article 14 CONFIDENTIALITY

14.1	“Confidential Information”, for the purposes of this Agreement, shall mean all financial and technical data and information, business and commercial information, know-how, and any analysis, amalgamation, market study or compilation of the Protected Party (as defined herein below), relating in any manner to the Protected Party or its Affiliates or

14

their respective technology or businesses, whether written or unwritten, in any format or media, which has been prior to or after the date hereof, delivered or furnished to the other Party or its Affiliates, which relates in any manner to the business or operations of the Protected Party, or any of the Protected Party’s Affiliates.

14.2	Both Parties agree that all Confidential Information of the Party which developed and/or disclosed such Confidential Information (the “Protected Party”) and all rights therein are and shall be the sole and exclusive property of the Protected Party.

14.3	Each Party shall, and shall cause each of their respective Affiliates and employees not to divulge, disclose or communicate, or permit to be divulged, disclosed or communicated to any third party in any manner, directly or indirectly, the Confidential Information.

14.4	Both Parties shall take all necessary and appropriate actions to preserve the confidentiality of the Confidential Information.

14.5	The obligations and benefits under this Article shall survive the termination or expiration of this Agreement and the termination, dissolution and liquidation of both Parties.

Article 15 TERM

This Agreement shall be effective from the date of execution and shall expire, unless terminated earlier, on August 8, 2005. Either Party may propose an extension of the term of this Agreement according to the business operation, which extension shall become effective upon both Parties’ written agreement to the same.

Article 16 EARLY TERMINATION

Upon the occurrence of any of the following events, either Party shall have the right to terminate this Agreement by giving written notice of termination to the other Party:

A.	Any Party commits a material breach of this Agreement, and such breach is not remedied within thirty (30) days from the date notice of such breach is given by the other Party;

B.	Any Party becomes bankrupt or insolvent, or ceases to operate, or is unable to pay its debts when due;

C.	An event of Force Majeure continues for a consecutive period of six (6) months and the Parties have been unable to reach an agreement;

D.	Any Party transfers its obligations hereunder without the other Party’s prior written consent;

E.	Disruption of the Cooperative Project as a result of the breakdown of the WorldSpace System, which cannot be remedied within three (3) months from the date of such disruption;

15

F.	The Parties fail to reach agreements on the Business Plan (Exhibit I hereto) or the Development Plan (Exhibit II hereto), or the Supplementary Agreement by the dates specified in this Agreement or such other dates as may be agreed by the Parties;

G.	Tongshi fails to complete the development tasks under this Agreement by the dates specified in this Agreement or such other dates as may be agreed by the Parties, or the improvements and developments made by Tongshi fail to meet the technical requirements as specified by WorldSpace, and Tongshi fails to complete the above development tasks within an extension period of three (3) months.

H.	The Cooperative Project fails to meet the market demands or satisfy the commercial objectives as specified in the Business Plan, and the Parties have been unable to reach an agreement on an adjustment to the plan; or

I.	The Parties agree to an earlier termination.

Within one (1) month following any notice to terminate this Agreement pursuant to this Article, the Parties shall engage in consultations to seek a mutually beneficial solution for either terminating this Agreement or continuing with the Cooperative Project. If no agreement is reached during such one (1) month period, this Agreement shall terminate.

Article 17 EFFECT OF EXPIRATION OR TERMINATION

The Parties shall not have any obligations to one another once this Agreement expires or is terminated, except for any of the following obligations: any payment owed before the expiration or termination of this Agreement, and duties specially provided under this Agreement, such as with respect to confidentiality.

Article 18 NOTICE

All notices, demands, and other communications required or permitted under this Agreement shall be in writing and personally delivered or transmitted by a reputable overnight/international courier service, registered mail (postage prepaid), or facsimile to the following addresses. Any such notice shall be deemed to have been given when:

(i)	delivered personally;

(ii)	in the case of registered mail, six days after delivery (the postmark date shall be deemed such delivery date) to the postal authorities, postage prepaid;

(iii)	in the case of courier service, three business days after delivery to such courier; or

(iv)	in the case of facsimile, the business day following the day of transmission (with evidence of such transmission being successful).

16

WorldSpace

WorldSpace Corporation Representative Office

Attn: Ma Yuhong

18/F, Nan Yin Plaza

No.2 Dong San Huan Road West

Chao Yang District

Bejing 100027, China

Telephone: (86-10) 64107028

Facsimile: (86-10) 64107020

With copies to (in case of any important documents regarding the Cooperative Project):

WorldSpace Corporation

Attn:	General Counsel
2400 N Street NW
Washington, DC 20037
USA

Telephone:	(1-202) 969-6160
Facsimile:	(1-202) 969-6560

Tongshi

Xi’an Tongshi Technology Limited

Attn:	Cao Jun
48 Xing Qing Road West
Xi’an, Shaan Xi Province, China 710032

Telephone:	(86-29) 2667810
Facsimile:	(86-29) 2668053

Article 19 FORCE MAJEURE

19.1	Any party to this Agreement shall be excused from its obligations hereunder when and to the extent its performance is delayed or prevented by any event of Force Majeure. “Force Majeure” shall mean any circumstance or event which is beyond the reasonable control of a Party, whether or not foreseeable, and shall include, without limitation, any act of God, meteorological or astronomical disturbances, earthquake, hurricane, lightening, snowstorm, fire, flood, strikes, labor disputes, civil riot or unrest, epidemics, embargoes, acts or omissions of any third parties, demand, expropriation, requisition or requirement or any other act of any governmental authority, including military action, court orders, judgments or decrees, or any change of law.

19.2	The Party affected by Force Majeure that seeks to excuse its performance hereunder shall promptly notify the other Party of the event of Force Majeure. Any delay or failure in performance of this Agreement caused by an event of Force Majeure shall not constitute

17

default by the prevented Party or give rise to any claim for damages, losses or penalties. Under such circumstances, both Parties shall still be obligated to take reasonable measures to perform this Agreement, so far as is practical. If performance is delayed or prevented for sixty (60) consecutive days or more for reasons of Force Majeure, either Party may terminate this Agreement pursuant to Article 16.

Article 20 DISPUTE SETTLEMENT

20.1	Consultations and Arbitration

Any and all disputes, controversies or claims arising out of or relating to the effectiveness, interpretation, implementation or termination of this Agreement shall be settled through friendly consultations. If the dispute is not resolved through friendly consultations within sixty (60) days from the date a Party gives the other Party written notice of a dispute, then it shall be resolved exclusively by arbitration under the auspices of and in accordance with the. Arbitration Rules of the Singapore International Arbitration Centre then in effect, and shall be submitted to, and be heard at, the Singapore International Arbitration Centre in Singapore.

20.2	Arbitration, Language and Award

Any arbitration shall be heard before three (3) arbitrators, one (1) of whom shall be appointed by Tongshi, one (1) of whom shall be appointed by WorldSpace, and the remaining one (1) arbitrator (chairman of the arbitration tribunal) shall be appointed by the Director of the Singapore International Arbitration Centre. Any arbitration shall be conducted in both the English and Chinese language. The arbitration award shall be final and binding on both Parties, and shall not be subject to any appeal, and the Parties agree to be bound thereby and to act accordingly. Judgment on the award of the arbitrators may be entered by any court having jurisdiction to do so. The losing Party, as determined by the arbitrators, shall pay all out-of-pocket expenses incurred by the prevailing Party (including legal fees), as determined by the arbitrators in connection with any such dispute.

20.3	Agreement Implementation during Arbitration

In the course of arbitration, the parties shall continue to execute this Agreement as reasonably as possible and to the extent practical, with the exception of those parts of this Agreement which are under arbitration.

Article 21 APPLICABLE LAW AND CHANGES IN LAW

21.1	This Agreement shall be construed under and governed by the laws of the PRC.

21.2	If an adverse material change occurs to the economic benefits of either Party after the date of execution of this Agreement due to the promulgation of new laws, decrees, rules or regulations, revocation of any laws, decrees, rules or regulations, or interpretation of any existing PRC laws, decrees, rules, regulations or policies by the government which has jurisdiction over such Party or this Agreement, the Parties shall promptly consult with

18

each other and use their best endeavors to implement any adjustment necessary to maintain each Party’s economic benefits derived from this Agreement. If no agreements can be reached on such an adjustment within sixty (60) days, either Party may terminate their Agreement pursuant to Article 16.

Article 22 ASSIGNMENT

22.1	WorldSpace shall have the right to assign all or any portion of its rights and obligations under this Agreement to its Affiliate established in China, and Tongshi hereby consents to such assignment and agrees to sign any documents and take all actions required to effect such assignment.

22.2	Except for conditions as specified in Article 21.1, no Party may assign its rights and/or obligations under any part of this Agreement to any third party without the prior written consent of the other Party.

Article 23 MISCELLANEOUS

23.1	Language

This Agreement is written in both Chinese and English. Both language versions shall have equal validity and effect. In the event of a discrepancy between the Chinese and English versions, the English version shall prevail.

23.2	Severability

If at any time any one or more of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect as if the illegal, invalid or unenforceable provisions were omitted herefrom.

23.3	Waiver

(i)	No failure to exercise and no delay in exercising any right, power, remedy or privilege arising hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

(ii)	Without limiting the foregoing, no waiver by any Party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provisions hereof.

23.4	No Partnership, Joint Venture or Agency

Nothing in this Agreement shall be construed as creating a partnership or joint venture between the Parties or as constituting one Party as the agent of the other Party. Neither Party shall have the right to create any contractual relationships with other parties in the name of the other Party and such contractual obligations will not bind the other Party.

19

23.5	Entire Agreement

This Agreement constitutes the entire agreement between Tongshi and WorldSpace relating to the subject matter hereof superseding all prior agreements or undertakings oral or written and it is expressly declared that no variations hereof shall be effective unless made in writing.

23.6	Amendment

Any amendment to this Agreement must be agreed by both Parties in writing.

IN WITNESS WHEREOF, the authorized representative of each Party has signed this Agreement on the date first set forth above.

WorldSpace Corporation	Xi’an Tongshi Technology Limited

/s/ Mike Ma	/s/ signature in Chinese

20

Exhibit I

[Never prepared by mutual agreement]

Exhibit II

[Never prepared by mutual agreement]